Exhibit 10.1

Commercial Paper Dealer Agreement
4(a)(2) Program

Between:
AutoNation, Inc., as Issuer
and
[___________________], as Dealer
Concerning Notes to be issued pursuant to an Issuing and Paying Agent Agreement dated as of the date hereof between the Issuer and [___________________], as Issuing and Paying Agent

Dated as of May 22, 2015

Commercial Paper Dealer Agreement
4(a)(2) Program
This agreement (this “Agreement”) sets forth the understandings between the Issuer and the Dealer, each named on the cover page hereof, in connection with the issuance and sale by the Issuer of its short-term promissory notes (the “Notes”) through the Dealer.
Certain terms used in this Agreement are defined in Section 6 hereof.
The Addendum to this Agreement, and any Annexes or Exhibits described in this Agreement or such Addendum, are hereby incorporated into this Agreement and made fully a part hereof.

1.	Offers, Sales and Resales of Notes.

1.1
While (i) the Issuer has and shall have no obligation to sell the Notes to the Dealer or to permit the Dealer to arrange any sale of the Notes for the account of the Issuer, and (ii) the Dealer has and shall have no obligation to purchase the Notes from the Issuer or to arrange any sale of the Notes for the account of the Issuer, the parties hereto agree that in any case where the Dealer purchases Notes from the Issuer, or arranges for the sale of Notes by the Issuer, such Notes will be purchased or sold by the Dealer in reliance on the representations, warranties, covenants and agreements of the Issuer contained herein or made pursuant hereto and on the terms and conditions and in the manner provided herein and sold by the Issuer in reliance on the representations, warranties, covenants and agreements of the Dealer contained herein or made pursuant hereto and on the terms and conditions and in the manner provided herein.

1.2
So long as this Agreement shall remain in effect, and in addition to the limitations contained in Section 1.7 hereof, the Issuer shall not, without the consent of the Dealer (which consent shall not be unreasonably withheld, conditioned or delayed to the extent that the Issuer determines that such offer, solicitation, acceptance of an offer or sale will not adversely affect the entitlement of the Notes to the exemption provided by Section 4(a)(2) of the Securities Act and provides an opinion of counsel to that effect), offer, solicit or accept offers to purchase, or sell, any Notes except (a) in transactions with one or more dealers which may from time to time after the date hereof become dealers with respect to the Notes by executing with the Issuer one or more agreements which contain provisions substantially identical to those contained in Section 1 of this Agreement, of which the Issuer hereby undertakes to provide the Dealer prompt notice or (b) in transactions with the other dealers listed on the Addendum hereto, which are executing agreements with the Issuer which contain provisions substantially identical to Section 1 of this Agreement contemporaneously herewith. In no event shall the Issuer offer, solicit or accept offers to purchase, or sell, any Notes directly on its own behalf in transactions with persons other than broker-dealers as specifically permitted in this Section 1.2.

1.3
The Notes shall be in a minimum denomination of $250,000 or integral multiples of $1,000 in excess thereof, will bear such interest rates, if interest bearing, or will be sold at such discount from their face amounts, as shall be agreed upon by the Dealer and the Issuer, shall have a maturity not exceeding 397 days from the date of issuance and may have such terms as are specified in Exhibit C hereto, the Private Placement Memorandum, a pricing supplement, or as otherwise agreed upon by the applicable purchaser and the Issuer. The Notes shall not contain any provision for extension, renewal or automatic “rollover.”

1.4
The authentication and issuance of, and payment for, the Notes shall be effected in accordance with the Issuing and Paying Agent Agreement, and the Notes shall be either individual physical certificates or book-entry notes evidenced by one or more master notes (each, a “Master Note”) registered in the name of The Depository Trust Company (“DTC”) or its nominee, in the form annexed to the Issuing and Paying Agent Agreement.

1.5
If the Issuer and the Dealer shall agree on the terms of the purchase of any Note by the Dealer or the sale of any Note arranged by the Dealer (including, but not limited to, agreement with respect to the date of issue, purchase price, principal amount, maturity and interest rate or interest rate index and margin (in the case of interest-bearing Notes) or discount thereof (in the case of Notes issued on a discount basis), and appropriate compensation for the Dealer’s services hereunder) pursuant to this Agreement, the Issuer shall cause such Note to be issued and delivered in accordance with the terms of the Issuing and Paying Agent Agreement and payment for such Note shall be made by the purchaser thereof, either directly or through the Dealer, to the Issuing and Paying Agent, for the account of the Issuer. Except as otherwise agreed, in the event that the Dealer is acting as an agent and a purchaser shall either fail to accept delivery of or make payment for a Note on the date fixed for settlement, the Dealer shall promptly notify the Issuer, and if the Dealer has theretofore paid the Issuer for the Note, the Issuer will promptly return such funds to the Dealer against its return of the Note to the Issuer, in the case of a certificated Note, and upon notice of such failure in the case of a book-entry Note. If such failure occurred for any reason other than default by the Dealer, the Issuer shall reimburse the Dealer on an equitable basis for the Dealer’s loss of the use of such funds for the period such funds were credited to the Issuer’s account.

1.6	The Dealer and the Issuer hereby establish and agree to observe the following procedures in connection with offers, sales and subsequent resales or other transfers of the Notes:

(a)
Offers and sales of the Notes by or through the Dealer shall be made only to: (i) investors reasonably believed by the Dealer to be Qualified Institutional Buyers or Institutional Accredited Investors and (ii) non-bank fiduciaries or agents that will be purchasing Notes for one or more accounts, each of which is reasonably believed by the Dealer to be an Institutional Accredited Investor.

(b)	Resales and other transfers of the Notes by the holders thereof shall be made only in accordance with the restrictions in the legend described in clause (e) below.

(c)
No general solicitation or general advertising within the meaning of Rule 502 under the Securities Act shall be used in connection with the offering of the Notes. Without limiting the generality of the foregoing, without the prior written approval of the other, neither the Dealer nor the Issuer shall issue any press release or place or publish any “tombstone” or other advertisement relating to the Notes or the offer or sale thereof. To the extent permitted by applicable securities laws, the Issuer shall (i) omit the name of the Dealer from any publicly available filing by the Issuer that makes reference to the Notes, the offer or sale of the Notes or this Agreement, (ii) not include a copy of this Agreement in any such filing or as an exhibit thereto (unless the Issuer determines that filing such a copy is required), and (iii) shall redact the Dealer’s name and any contact or other information that could identify the Dealer from any agreement or other information included in such filing. Notwithstanding the foregoing, (i) any publication by the Issuer of a notice in accordance with Rule 135c under the Securities Act shall not be deemed to constitute a general solicitation or general advertising hereunder and shall not require prior written approval of the dealer and (ii) the Issuer shall be permitted to make such filings with the SEC that the Issuer reasonably determines are required to comply with Section 13 or 15(d) of the Exchange Act. For the avoidance of doubt, the Issuer shall not post the Private Placement Memorandum on a website without the consent of the Dealer and each other dealer or placement agent, if any, for the Notes.

(d)
No sale of Notes to any one purchaser shall be for less than $250,000 principal or face amount, and no Note shall be issued in a smaller principal or face amount. If the purchaser is a non-bank fiduciary or agent acting on behalf of others, each person for whom such purchaser is acting must purchase at least $250,000 principal or face amount of Notes.

(e)
Offers and sales of the Notes shall be subject to the restrictions described in the legend appearing on Exhibit A hereto. A legend substantially to the effect of such Exhibit A shall appear as part of the Private Placement Memorandum used in connection with offers and sales of Notes hereunder, as well as on each individual certificate representing a Note and each Master Note representing book-entry Notes offered and sold pursuant to this Agreement.

(f)
The Dealer shall furnish or shall have furnished to each purchaser of Notes for which it has acted as the Dealer, at or prior to the sale of such Notes, a copy of the then-current Private Placement Memorandum unless such purchaser has previously received a copy of the Private Placement Memorandum as then in effect. The Private Placement Memorandum shall expressly state that any person to whom Notes are offered shall have an opportunity to ask questions of, and receive information from, the Issuer and the Dealer and shall provide the addresses and telephone numbers for obtaining further information regarding the Issuer.

(g)
The Issuer agrees, for the benefit of the Dealer and each of the holders and prospective purchasers from time to time of the Notes that, if at any time the Issuer shall not be subject to Section 13 or 15(d) of the Exchange Act, the Issuer will furnish, upon request and at its expense, to the Dealer and to holders and prospective purchasers of Notes information required by Rule 144A(d)(4)(i) in compliance with Rule 144A(d).

(h)
In the event that any Note offered or to be offered by the Dealer would be ineligible for resale under Rule 144A, the Issuer shall promptly notify the Dealer (by telephone, confirmed in writing) of such fact and shall promptly prepare and deliver to the Dealer an amendment or supplement to the Private Placement Memorandum describing the Notes that are ineligible, the reason for such ineligibility and any other relevant information relating thereto.

(i)
The Issuer represents that it is not currently issuing commercial paper in the United States market in reliance upon the exemption provided by Section 3(a)(3) of the Securities Act. The Issuer agrees that, if it shall issue commercial paper after the date hereof in reliance upon such exemption (a) the proceeds from the sale of the Notes will be segregated from the proceeds of the sale of any such commercial paper by being placed in a separate account; (b) the Issuer will institute appropriate corporate procedures to ensure that the offers and sales of notes issued by the Issuer pursuant to the Section 3(a)(3) exemption are not integrated with offerings and sales of Notes hereunder; and (c) the Issuer will comply with each of the requirements of Section 3(a)(3) of the Securities Act in selling commercial paper or other short-term debt securities other than the Notes in the United States.

1.7	The Issuer hereby represents and warrants to the Dealer, in connection with offers, sales and resales of Notes, as follows:

(a)
The Issuer hereby confirms to the Dealer that (except as permitted by Section 1.6(i)) within the preceding six months neither the Issuer nor any person other than the Dealer or the other dealers referred to in Section 1.2 hereof acting on behalf of the Issuer has offered or sold any Notes, or any substantially similar security of the Issuer (including, without limitation, medium-term notes issued by the Issuer), to, or solicited offers to buy any such security from, any person other than the Dealer or the other dealers referred to in Section 1.2 hereof. The Issuer also agrees that (except as permitted by Section 1.6(i)), as long as the Notes are being offered for sale by the Dealer and the other dealers referred to in Section 1.2 hereof as contemplated hereby and until at least six months after the offer of Notes hereunder has been terminated, neither the Issuer nor any person other than the Dealer or the other dealers referred to in Section 1.2 hereof (except as contemplated by Section 1.2 hereof) will offer the Notes or any substantially similar security of the Issuer for sale to, or solicit offers to buy any such security from, any person other than the Dealer or the other dealers referred to in Section 1.2 hereof, it being understood that such agreement is made with a view to bringing the offer and sale of the Notes within the exemption provided by Section 4(a)(2) of the Securities Act and shall survive any termination of this Agreement. The Issuer hereby represents and warrants that it has not taken or omitted to take, and will not take or omit to take, any action that would cause the offering and sale of Notes hereunder to be integrated with any other offering of securities, whether such offering is made by the Issuer or some other party or parties, under circumstances other than those that would not cause the offering and sale of the Notes by the Issuer to fail to be exempt from registration under Section 4(a)(2) of the Securities Act.

(b)
The Issuer represents and agrees that the proceeds of the sale of the Notes are not currently contemplated to be used for the purpose of buying, carrying or trading securities within the meaning of Regulation T and the interpretations thereunder by the Board of Governors of the Federal Reserve System. In the event that the Issuer determines to use such proceeds for the purpose of buying, carrying or trading securities, whether in connection with an acquisition of another company or otherwise, the Issuer shall give the Dealer at least three business days’ prior written notice to that effect (but shall not be required to identify or disclose such securities). Thereafter, in the event that the Dealer purchases Notes as principal and does not resell such Notes on the day of such purchase, to the extent necessary to comply with Regulation T and the interpretations thereunder, the Dealer will sell such Notes either (i) only to offerees it reasonably believes to be Qualified Institutional Buyers or to Qualified Institutional Buyers it reasonably believes are acting for other Qualified Institutional Buyers, in each case in accordance with Rule 144A or (ii) in a manner which would not cause a violation of Regulation T and the interpretations thereunder.

2.	Representations and Warranties of the Issuer.
The Issuer represents and warrants with respect to itself and to its Subsidiaries that:

2.1
The Issuer and each Guarantor is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all the requisite power and authority to execute, deliver and perform its obligations under each Program Document to which it is party.

2.2
This Agreement and the Issuing and Paying Agent Agreement have been duly authorized, executed and delivered by the Issuer and constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and limitations on rights to indemnity and contribution imposed by applicable law.

2.3
The Guarantee has been duly authorized, executed and delivered by each Guarantor and constitutes the legal, valid and binding obligations of such Guarantor enforceable against such Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and limitations on rights to indemnity and contribution imposed by applicable law.

2.4
The Notes have been duly authorized, and when issued as provided in the Issuing and Paying Agent Agreement, will be duly and validly issued and will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.5
Assuming compliance by the Dealer with the procedures applicable to it set forth in this Agreement, the offer and sale of the Notes in the manner contemplated hereby do not require registration of the Notes or the Guarantee under the Securities Act, pursuant to the exemption from registration contained in Section 4(a)(2) thereof, and no indenture in respect of the Notes is required to be qualified under the Trust Indenture Act of 1939, as amended.

2.6	The Notes will rank at least pari passu with all other unsecured and unsubordinated indebtedness of the Issuer.

2.7
Assuming compliance by the Dealer with the procedures applicable to it set forth in this Agreement, no consent or action of, or filing or registration with, any governmental or public regulatory body or authority, including the SEC, is required to authorize, or is otherwise required in connection with the execution, delivery or performance of, this Agreement, the Notes or the Issuing and Paying Agent Agreement, except for the filing by the Issuer of a current report on Form 8-K with the SEC or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

2.8
Neither the execution and delivery by the Issuer and the Guarantors of each Program Document to which the Issuer or any such Guarantor is a party, nor the issuance of the Notes in accordance with the Issuing and Paying Agent Agreement, nor the fulfillment of or compliance with the terms and provisions hereof or thereof by the Issuer or such Guarantor, will (i) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Issuer, or (ii) violate or result in a breach or a default under any of the terms of the charter documents or by-laws of the Issuer or such Guarantor, any contract or instrument to which the Issuer or such Guarantor is a party or by which it or its property is bound (including, for the avoidance of doubt, any consent set forth on the attached Schedule B (each, a “Manufacturer Consent,” and collectively, the “Manufacturer Consents”)), or any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality, to which the Issuer or such Guarantor is subject or by which it or its property is bound, which breach or default might have a material adverse effect on the financial condition or operations of, when taken as a whole, the Issuer and the Guarantors, or the ability of the Issuer to perform its obligations under this Agreement, the Notes or the Issuing and Paying Agent Agreement or the ability of any Guarantor to perform its obligations under the Guarantee.

2.9
Except as otherwise disclosed in any filings made by the Issuer with the SEC, there is no litigation or governmental proceeding pending, or to the knowledge of the Issuer, threatened, against or affecting the Issuer or any of its Subsidiaries (other than that which is disclosed in the Company Information) which is reasonably likely to result in a material adverse change in the condition (financial or otherwise), operations or business prospects of the Issuer or the ability of the Issuer to perform its obligations under this Agreement, the Notes or the Issuing and Paying Agent Agreement.

2.10	Neither the Issuer nor any Guarantor is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.11
Neither the Private Placement Memorandum nor the Company Information contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Issuer makes no representation or warranty as to any Dealer Information.

2.12
Neither the Issuer nor any of its Subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent or employee of the Issuer or any of its Subsidiaries (in each case, acting on behalf of the Issuer or any of its Subsidiaries) (i) has used any corporate funds for any contribution, gift, entertainment, bribe, rebate, payoff, influence payment, kickback or other payment of any kind whatsoever in violation of the law applicable to the

Issuer or such Subsidiary, or (ii) is aware of or has taken any action, directly or indirectly, that would reasonably be expected to result in a violation or a sanction for violation by such persons of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or the U.K. Bribery Act 2010 (the “Bribery Act”) or similar law or regulation of any other relevant jurisdiction; and the Issuer and its Subsidiaries have each conducted their businesses in compliance with the FCPA, the Bribery Act and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are expected to continue to ensure, continued compliance therewith.

2.13
The operations of the Issuer and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including, without limitation, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable money laundering statutes of jurisdictions where the Issuer and its Subsidiaries conduct business, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency where the Issuer or any of its Subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened.

2.14
Neither the Issuer nor any of its Subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent or employee of the Issuer or any of its Subsidiaries (i) is currently the subject of any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons”) or (ii) will, directly or indirectly, use the proceeds of the Notes, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person in violation of any Sanctions (x) to fund or facilitate any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (y) in any manner that will result in a violation of any economic Sanctions by any person (including any person participating in the offering of Notes, whether as dealer, advisor, investor or otherwise).

2.15
Neither the Issuer nor any of its Subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent or employee of the Issuer or any of its Subsidiaries is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (which, as of the date of this Agreement, are Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

2.16
Except as has been disclosed to the Dealer or is not material to the analysis under any Sanctions, neither the Issuer nor any of its Subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Issuer or any of its Subsidiaries have any plans to increase its dealings or transactions, or commence dealings or transaction, with or for the benefit of Sanctioned Persons, or with or in Sanctioned Countries except to the extent it may become permissible to do so under applicable laws.

2.17
Each (a) issuance of Notes by the Issuer hereunder and (b) amendment or supplement of the Private Placement Memorandum shall be deemed a representation and warranty by the Issuer to the Dealer, as of the date thereof, that, both before and after giving effect to such issuance and after giving effect to such amendment or supplement, (i) the representations and warranties given by the Issuer set forth in this Section 2 remain true and correct on and as of such date as if made on and as of such date, (ii) in the case of an issuance of Notes, the Notes being issued on such date have been duly and validly issued and constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) in the case of an issuance of Notes, since the date of the most recent Private Placement Memorandum (as most recently amended or supplemented including, without limitation, by incorporation of Company Information therein), there has been no material adverse change in the financial condition or operations of the Issuer which has not been disclosed to the Dealer in writing or in the

Company Information and (iv) the Issuer is not in default of any of its obligations under (a) the Notes or (b) in any material respect, this Agreement or the Issuing and Paying Agent Agreement.

3.	Covenants and Agreements of Issuer.
The Issuer covenants and agrees that:

3.1
The Issuer will give the Dealer prompt notice (but in any event prior to any subsequent issuance of Notes hereunder) of any amendment to, modification of or waiver with respect to, the Notes or the Issuing and Paying Agent Agreement, including a complete copy of any such amendment, modification or waiver.

3.2
The Issuer shall, whenever there shall occur (i) any change in the financial condition or operations of the Issuer and its Subsidiaries taken as a whole that would reasonably be expected to have a material adverse effect on the Issuer’s ability to perform its obligations under this Agreement, the Notes or the Issuing and Paying Agent Agreement, or (ii) any change in the financial condition or operations of any Guarantor or Guarantors that would reasonably be expected to have a material adverse effect on the ability of the Guarantors taken as a whole to perform their obligations under the Guarantee, or (iii) any adverse occurrence in relation to the Issuer that would otherwise be material to holders of the Notes or potential holders of the Notes (including any downgrading or receipt of any written notice of (x) intended downgrading or (y) any review for potential adverse change in the rating accorded any of the Issuer’s securities by any nationally recognized statistical rating organization (as such term is defined in Section 3(a)(62) of the Exchange Act) which has published a rating of the Notes), promptly, and in any event prior to any subsequent issuance of Notes hereunder, notify the Dealer of such change or occurrence.

3.3
The Issuer shall from time to time furnish to the Dealer such information as the Dealer may reasonably request, including, without limitation, any press releases or material provided by the Issuer to any national securities exchange or rating agency, regarding (i) the Issuer’s operations and financial condition, (ii) the due authorization and execution of the Notes and (iii) the Issuer’s ability to pay the Notes as they mature; provided that the Issuer shall have no obligation to furnish any material non-public information or information it is required to keep confidential or that is otherwise included in Company Information described in clause (i), (ii) or (iii) of the definition thereof.

3.4
The Issuer will take all such action as the Dealer may reasonably request to ensure that each offer and each sale of the Notes will comply with any applicable state Blue Sky laws; provided, however, that the Issuer shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.5	The Issuer will not be in default of any of its obligations hereunder, under the Notes or under the Issuing and Paying Agent Agreement, at any time that any of the Notes are outstanding.

3.6
The Issuer shall not issue Notes hereunder until the Dealer shall have received (a) opinions of counsel to the Issuer and each Guarantor, addressed to the Dealer, reasonably satisfactory in form and substance to the Dealer, (b) a copy of the executed Issuing and Paying Agent Agreement as then in effect, (c) a copy of resolutions adopted by the Board of Directors (or similar body in the case of a Guarantor not organized as a corporation) of the Issuer and each Guarantor, reasonably satisfactory in form and substance to the Dealer and certified by the Secretary or similar officer of the Issuer or such Guarantor, as applicable, authorizing execution and delivery by (i) the Issuer of this Agreement, the Issuing and Paying Agent Agreement and the Notes and (ii) such Guarantor of the Guarantee, and consummation by the Issuer and such Guarantor of the transactions contemplated hereby and thereby, (d) a certificate of the secretary, assistant secretary or other designated officer of the Issuer and each Guarantor certifying as to (as applicable) (i) the Issuer’s organizational documents, and attaching true, correct and complete copies thereof and (ii) the incumbency of the officers of (A) the Issuer authorized to execute and deliver this Agreement, the Issuing and Paying Agent Agreement, the Commercial Paper Master Note and to deliver the Notes, and take other action on behalf of the Issuer in connection with the transactions contemplated thereby, and (B) such Guarantor authorized to execute and deliver the Guarantee, and take other action on behalf of such Guarantor in connection with the transactions contemplated thereby, (e) prior to the issuance of any book-entry Notes represented by a master note registered in the name of DTC or its nominee, a copy of the executed Letter of Representations among the Issuer, the Issuing and Paying Agent and DTC and of the executed master note, (f) prior to the issuance of any Notes in physical form, a copy of such form (unless attached to this Agreement or the Issuing and Paying Agent Agreement), (g) confirmation of the then current rating assigned to the Notes by each nationally recognized statistical rating organization then rating the Notes, and (h) such other certificates, opinions, letters and documents as the Dealer shall have reasonably requested.

3.7
The Issuer shall reimburse the Dealer for all of the Dealer’s reasonable out-of-pocket expenses related to this Agreement, including reasonable out-of-pocket expenses incurred in connection with its preparation and negotiation, and the transactions contemplated hereby (including, but not limited to, the printing and distribution of the Private Placement Memorandum), and, if applicable, for the reasonable fees and out-of-pocket expenses of the Dealer’s external counsel (subject to receipt of reasonably satisfactory supporting documentation within 90 days of the incurrence of any such fees and out-of-pocket expenses (it being understood that the submission of an invoice and supporting documentation by the Dealer’s external counsel with respect to the negotiation of this Agreement will be made within 90 days of the conclusion of such negotiation as measured by the satisfaction of all of the conditions to the issuance of Notes set forth in Section 3.6 and not by the dates of the specific services rendered)).

3.8	The Issuer shall not file a Form D (as referenced in Rule 503 under the Securities Act) at any time in respect of the offer or sale of the Notes.

3.9
The Issuer shall cause each of its Subsidiaries listed on the attached Schedule A (each, a “Guarantor” and collectively, the “Guarantors”) to agree unconditionally and irrevocably to guarantee the Issuer’s performance of its obligations under this Agreement and the payment in full of the principal of and interest (if any) on the Notes, pursuant to a guarantee, dated the date hereof, in the form of Exhibit D hereto (the “Guarantee”).

3.10
So long as any Notes are outstanding, the Issuer shall not, nor shall it permit any Guarantor to (a) terminate, revoke or violate the terms of any Manufacturer Consent or amend or modify the terms of any Manufacturer Consent in any manner materially adverse to the interests of the holders of any Notes or any of the other Guarantied Parties or (b) authorize or permit any Manufacturer to amend, modify, terminate, revoke or violate the terms of any Manufacturer Consent or to amend or modify the terms of any Manufacturer Consent in any manner materially adverse to the interests of any holder of Notes or any of the other Guarantied Parties.

3.11
The Issuer shall provide prompt written notice to the Dealer (but in any event prior to any subsequent issuance of Notes hereunder) of any amendment, modification, termination or revocation of any Manufacturer Consent that would reasonably be expected to have a material adverse effect on (i) the financial condition of the Issuer and the Guarantors, taken as a whole, or (ii) the ability of the Issuer and the Guarantors, taken as a whole, to perform their obligations under this Agreement, the Issuing and Paying Agent Agreement, the Notes or the Guarantee, as applicable. For the avoidance of doubt, any amendment or modification to any Manufacturer Consent that solely increases the aggregate principal amount of indebtedness contemplated thereunder shall be deemed to not have a material adverse effect on the Notes.

3.12
The Issuer shall not, nor shall it permit any Guarantor to, obtain consent from any Manufacturer to guarantee any debt obligation of the Issuer on terms more favorable to the Manufacturer than that permitted under the corresponding Manufacturer Consent, unless such Manufacturer Consent is amended to permit such more favorable terms and such more favorable terms are reflected or incorporated in the Guarantee.

3.13
The Issuer shall not, nor shall it permit any Subsidiary to, sell, transfer or dispose of the capital stock of any Subsidiary if such sale, transfer or disposition would, individually or together with any such sales, transfers or dispositions made by another Subsidiary or other Subsidiaries after the date hereof, (i) constitute a sale, transfer or disposition of all or a majority of the assets of the Issuer and its Subsidiaries (taken as a whole), or (ii) be reasonably likely to have a material adverse effect on the ability of the Issuer and the Guarantors, taken as a whole, to perform their obligations under this Agreement, the Issuing and Paying Agent Agreement, the Notes or the Guarantee, as applicable.

3.14
The Issuer, on behalf of the Guarantied Parties, shall furnish such notices as are required to be furnished under the Manufacturer Consents upon being made aware of facts and circumstances requiring delivery of such notice.

4.	Disclosure.

4.1
The Private Placement Memorandum and its contents (other than the Dealer Information) shall be the sole responsibility of the Issuer. The Private Placement Memorandum shall contain a statement expressly offering an opportunity for each prospective purchaser to ask questions of, and receive answers from, the Issuer concerning the offering of Notes and to obtain relevant additional information which the Issuer possesses or can acquire without unreasonable effort or expense.

4.2
The Issuer agrees to promptly furnish Company Information to the Dealer upon or promptly following the time it becomes publicly available, provided that any such Company Information described in clause (i), (ii) or (iii) of the definition thereof shall be deemed furnished and delivered to the Dealer at the time it is publicly available in the Issuer’s filings with the SEC.

4.3
(a)    The Issuer further agrees to notify the Dealer promptly upon the occurrence of any event relating to or affecting the Issuer that would cause the Company Information to include an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading, except to the extent that the Issuer, by furnishing such notice, would violate any law, regulation or stock exchange rule applicable to it. The Dealer agrees to promptly suspend offers and sales of the Notes upon receipt of such notice.

(b)    In the event that the Issuer gives the Dealer notice pursuant to Section 4.3(a) and the Dealer notifies the Issuer that it then has Notes it is holding in inventory, the Issuer agrees either to (i) purchase the entirety of such inventory of Notes of the Dealer at a purchase price equal to either (x) in the case of an interest-bearing Note, the principal amount thereof plus accrued and unpaid interest thereon through the date of the purchase or (y) in the case of a Note issued on a discount basis, the price paid by the Dealer for the purchase thereof, plus the accreted discount thereon through the date of the purchase based on the purchase price thereof, or (ii) promptly to supplement or amend the Private Placement Memorandum so that the Private Placement Memorandum, as amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading, and the Issuer shall make such supplement or amendment available to the Dealer.
(c)    In the event that (i) the Issuer gives the Dealer notice pursuant to Section 4.3(a), (ii) the Dealer does not notify the Issuer that it is then holding Notes in inventory and (iii) the Issuer chooses not to promptly amend or supplement the Private Placement Memorandum in the manner described in clause (b) above, then all solicitations and sales of Notes shall be suspended until such time as (x) the Issuer has so amended or supplemented the Private Placement Memorandum, and made such amendment or supplement available to the Dealer, or (y) the Issuer determines that the Company Information then in existence satisfies the representation contained in Section 2.10 hereof by the filing of any documents incorporated by reference into the Private Placement Memorandum and notifies the Dealer to that effect.
(d)    Without limiting the generality of Section 4.3(a), the Issuer shall review, amend and supplement the Private Placement Memorandum on a periodic basis, but no less than at least once annually, to incorporate current financial information of the Issuer to the extent necessary to ensure that the financial information provided or incorporated by reference in the Private Placement Memorandum is accurate and complete; provided, however, that the Private Placement Memorandum will be deemed amended and supplemented by the filing of any documents incorporated by reference into the Private Placement Memorandum; provided, further, that such obligation shall be suspended to the extent, and for the period, that the Issuer has suspended all solicitations and sales of the Notes as contemplated by Section 4.3(c).

5.	Indemnification and Contribution.

5.1
(a)    The Issuer will indemnify and hold harmless the Dealer, each individual, corporation, partnership, trust, association or other entity controlling the Dealer, any affiliate of the Dealer or any such controlling entity and their respective directors, officers, employees, partners, incorporators, shareholders, servants, trustees and agents (hereinafter the “Indemnitees”) against any and all liabilities, penalties, suits, causes of action, losses, damages, claims, costs and expenses (including, without limitation, reasonable fees and disbursements of external counsel) or judgments of whatever kind or nature (each a “Claim”), imposed upon, incurred by or asserted against the Indemnitees arising out of or based upon (i) any allegation that the Private Placement Memorandum, the Company Information or any written information provided by the Issuer or a Guarantor to the Dealer for distribution to holders and potential holders of Notes included (as of any relevant time) or includes an untrue statement of a material fact or omitted (as of any relevant time) or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the breach by the Issuer of any agreement, covenant or representation made in or pursuant to this Agreement, or (iii) the breach by any Guarantor of any agreement, covenant or representation made in or pursuant to the Guarantee. This indemnification shall not apply to the extent that the Claim arises out of or is based upon (x) Dealer Information or (y) with respect to the indemnity contained in clause (ii) of the immediately preceding sentence, the gross negligence or willful misconduct of the Dealer as established by a final non-appealable judgment of a court of competent jurisdiction.

5.2	Provisions relating to claims made for indemnification under this Section 5 are set forth on Exhibit B to this Agreement.

5.3
In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 5 is held to be unavailable or insufficient to hold harmless the Indemnitees, although applicable in accordance with the terms of this Section 5, the Issuer shall contribute to the aggregate costs incurred by the Dealer in connection with any Claim in the proportion of the respective economic interests of the Issuer and the Dealer; provided, however, that such contribution by the Issuer shall be in an amount such that the aggregate costs incurred by the Dealer do not exceed the aggregate of the commissions and fees earned by the Dealer hereunder with respect to the issue or issues of Notes to which such Claim relates. The respective economic interests shall be calculated by reference to the aggregate proceeds to the Issuer of the Notes issued hereunder and the aggregate commissions and fees earned by the Dealer hereunder.

6.	Definitions.

6.1	“Bribery Act” shall have the meaning set forth in Section 2.12.

6.2	“Claim” shall have the meaning set forth in Section 5.1.

6.3
“Company Information” at any given time shall mean the Private Placement Memorandum together with, to the extent applicable, (i) the Issuer’s most recent report on Form 10-K filed with the SEC and each report on Form 10-Q or Form 8-K filed by the Issuer with the SEC since the most recent Form 10-K, and, in each case, any information incorporated by reference by such filings with the SEC, (ii) the Issuer’s most recent annual audited financial statements and each interim financial statement or report prepared subsequent thereto, if not included in item (i) above, (iii) the Issuer’s other publicly available recent reports, including, but not limited to, any publicly available filings or reports provided to their respective shareholders, (iv) any other information or disclosure prepared pursuant to Section 4.3 hereof and (v) any information prepared or approved in writing by the Issuer for dissemination to investors or potential investors in the Notes.

6.4	“Current Issuing and Paying Agent” shall have the meaning set forth in Section 7.9(i).

6.5	“Dealer Information” shall mean material concerning the Dealer provided by the Dealer in writing expressly for inclusion in the Private Placement Memorandum.

6.6	“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

6.7	“FCPA” shall have the meaning set forth in Section 2.12.

6.8	“Guarantors” shall have the meaning set forth in Section 3.10.

6.9	“Guarantee” shall have the meaning set forth in Section 3.10.

6.10	“Guarantied Parties” shall have the meaning set forth in the Guarantee.

6.11	“Indemnitee” shall have the meaning set forth in Section 5.1.

6.12
“Institutional Accredited Investor” shall mean an institutional investor that is an accredited investor within the meaning of Rule 501 under the Securities Act and that has such knowledge and experience in financial and business matters that it is capable of evaluating and bearing the economic risk of an investment in the Notes, including, but not limited to, a bank, as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

6.13
“Issuing and Paying Agent Agreement” shall mean the issuing and paying agent agreement described on the cover page of this Agreement, or any replacement thereof, as such agreement may be amended or supplemented from time to time.

6.14
“Issuing and Paying Agent” shall mean the party designated as such on the cover page of this Agreement, or any successor thereto or replacement thereof, as issuing and paying agent under the Issuing and Paying Agent Agreement.

6.15	“Manufacturer” shall have the meaning set forth in Schedule B.

6.16	“Manufacturer Consent” shall have the meaning set forth in Section 2.8.

6.17	“Money Laundering Laws” shall have the meaning set forth in Section 2.13.

6.18
“Non-bank fiduciary or agent” shall mean a fiduciary or agent other than (a) a bank, as defined in Section 3(a)(2) of the Securities Act, or (b) a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act.

6.19	“Outstanding Notes” shall have the meaning set forth in Section 7.9(ii).

6.20
“Private Placement Memorandum” shall mean offering materials prepared in accordance with Section 4 (including materials incorporated by reference therein, if any) provided to purchasers and prospective purchasers of the Notes, and shall include amendments and supplements thereto which may be prepared the Issuer from time to time by in accordance with this Agreement (other than any amendment or supplement that has been completely superseded by a later amendment or supplement).

6.21	“Program Documents” shall mean the Guarantee, Notes, this Agreement and the Issuing and Paying Agent Agreement.

6.22	“Qualified Institutional Buyer” shall have the meaning assigned to that term in Rule 144A under the Securities Act.

6.23	“Replacement” shall have the meaning set forth in Section 7.9(i).

6.24	“Replacement Issuing and Paying Agent” shall have the meaning set forth in Section 7.9(i).

6.25	“Replacement Issuing and Paying Agent Agreement” shall have the meaning set forth in Section 7.9(i).

6.26	“Rule 144A” shall mean Rule 144A under the Securities Act.

6.27	“Sanctioned Countries” and “Sanctioned Country” shall have the meanings set forth in Section 2.15.

6.28	“Sanctioned Persons” shall have the meaning set forth in Section 2.14.

6.29	“Sanctions” shall have the meaning set forth in Section 2.14.

6.30	“SEC” shall mean the U.S. Securities and Exchange Commission.

6.31	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

6.32
“Subsidiary” shall mean any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Issuer and/or by one or more of the Issuer’s Subsidiaries.

7.	General

7.1
Unless otherwise expressly provided herein, all notices under this Agreement to parties hereto shall be in writing and shall be effective when received at the address of the respective party set forth in the Addendum to this Agreement.

7.2	This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions.

7.3
(a)    Each party agrees that any suit, action or proceeding brought by such party against the other party in connection with or arising out of this Agreement or the Notes or the offer and sale of the Notes shall be brought solely in the United States federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan (each such federal court or court of the State of New York, a “New York Court”). EACH OF THE DEALER AND THE ISSUER WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)    Each party hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the New York Courts in personam, generally and unconditionally, for itself and in respect of its properties, assets and revenues, with respect to any suit, action or proceeding in connection with or arising out of this Agreement or the Notes or the offer and sale of the Notes.

7.4
This Agreement may be terminated, at any time, by the Issuer, upon one business day’s prior notice to such effect to the Dealer, or by the Dealer upon three business days’ prior notice to such effect to the Issuer. Any such termination, however, shall not affect the obligations of the Issuer and the Dealer under Sections 3.7, 5 and 7.3 hereof or the respective representations, warranties, agreements, covenants, rights or responsibilities of the parties made or arising prior to the termination of this Agreement.

7.5
This Agreement is not assignable by either party hereto without the written consent of the other party; provided, however, that the Dealer may assign its rights and obligations under this Agreement to any affiliate of the Dealer. The Dealer will provide the Issuer with notice of any such assignment.

7.6	This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

7.7
Except as provided in Section 5 with respect to non-party Indemnitees, this Agreement is for the exclusive benefit of the parties hereto, and their respective permitted successors and assigns hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

7.8
The Issuer acknowledges and agrees that (i) purchases and sales, or placements, of the Notes pursuant to this Agreement, including the determination of any prices for the Notes and Dealer compensation, are arm’s-length commercial transactions between the Issuer and the Dealer, (ii) in connection therewith and with the process leading to such transactions, the Dealer is acting solely as a principal and not the agent (except to the extent explicitly set forth herein) or fiduciary of the Issuer or any of its affiliates, (iii) the Dealer has not assumed an advisory or fiduciary responsibility in favor of the Issuer or any of its affiliates with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Dealer has advised or is currently advising the Issuer or any of its affiliates on other matters) or any other obligation to the Issuer or any of its affiliates with respect to the offering contemplated hereby or the process leading thereto except the obligations expressly set forth in this Agreement, (iv) the Issuer is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (v) the Dealer and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer and that the Dealer has no obligation to disclose any of those interests by virtue of any advisory or fiduciary relationship, (vi) the Dealer has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby, and (vii) the Issuer has consulted its own legal and financial advisors to the extent it deemed appropriate. The Issuer agrees that it will not claim that the Dealer has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuer in connection with such transactions or the process leading thereto. Any review by the Dealer of the Issuer, the transactions contemplated hereby or other matters relating to such transactions shall be performed solely for the benefit of the Dealer and shall not be on behalf of the Issuer. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Dealer with respect to the subject matter hereof. The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims the Issuer may have against the Dealer with respect to any breach or alleged breach of fiduciary duty in connection with the purchase and sale of the Notes.

7.9
(i)    The parties hereto agree that the Issuer may, in accordance with the terms of this Section 7.9, from time to time replace the party which is then acting as Issuing and Paying Agent (the “Current Issuing and Paying Agent”) with another party (such other party, the “Replacement Issuing and Paying Agent”), and enter into an agreement with the Replacement Issuing and Paying Agent covering the provision of issuing and Paying Agent functions in respect of the Notes by the Replacement Issuing and Paying Agent (the “Replacement Issuing and Paying Agent Agreement”) (any such replacement, a “Replacement”).

(ii)    From and after the effective date of any Replacement, (A) to the extent that the Issuing and Paying Agent Agreement provides that the Current Issuing and Paying Agent will continue to act in respect of Notes outstanding as of the effective date of such Replacement (the “Outstanding Notes”), then (i) the “Issuing and Paying Agent” for the Notes shall be deemed to be the Current Issuing and Paying Agent, in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent, in respect of Notes issued on or after the Replacement, (ii) all references to the “Issuing and Paying Agent” hereunder shall be deemed to refer to the Current Issuing and Paying Agent in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent in respect of Notes issued on or after the

Replacement, and (iii) all references to the “Issuing and Paying Agent Agreement” hereunder shall be deemed to refer to the existing Issuing and Paying Agent Agreement, in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent Agreement, in respect of Notes issued on or after the Replacement; and (B) to the extent that the Issuing and Paying Agent Agreement does not provide that the Current Issuing and Paying Agent will continue to act in respect of the Outstanding Notes, then (i) the “Issuing and Paying Agent” for the Notes shall be deemed to be the Replacement Issuing and Paying Agent, (ii) all references to the “Issuing and Paying Agent” hereunder shall be deemed to refer to the Replacement Issuing and Paying Agent, and (iii) all references to the “Issuing and Paying Agent Agreement” hereunder shall be deemed to refer to the Replacement Issuing and Paying Agent Agreement.
(iii)    From and after the effective date of any Replacement, the Issuer shall not issue any Notes hereunder unless and until the Dealer shall have received: (a) a copy of the executed Replacement Issuing and Paying Agent Agreement, (b) a copy of the executed Letter of Representations among the Issuer, the Replacement Issuing and Paying Agent and DTC, (c) a copy of the executed Master Note authenticated by the Replacement Issuing and Paying Agent and registered in the name of DTC or its nominee, (d) an amendment or supplement to the Private Placement Memorandum describing the Replacement Issuing and Paying Agent as the Issuing and Paying Agent for the Notes, and reflecting any other changes thereto necessary in light of the Replacement so that the Private Placement Memorandum, as amended or supplemented, satisfies the requirements of this Agreement, and (e) a legal opinion of counsel to the Issuer, addressed to the Dealer, in form and substance reasonably satisfactory to the Dealer, as to (x) the due authorization, delivery, validity and enforceability of Notes issued pursuant to the Replacement Issuing and Paying Agent Agreement, and (y) such other matters as the Dealer may reasonably request.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

AUTONATION, INC., as Issuer	[________________________], as Dealer

By: /s/ Andrew Wamser	By: ______________________________
Name: Andrew Wamser	Name:
Title: Treasurer	Title:

Addendum
The following additional clauses shall apply to the Agreement and be deemed a part thereof.

1.	The other dealers referred to in clause (b) of Section 1.2 of the Agreement are [___________________].

2.	The addresses of the respective parties for purposes of notices under Section 7.1 are as follows:
For the Issuer:

Address:	200 Southwest 1st Avenue
Ft. Lauderdale, Florida 33301

Attention:	Treasurer

Telephone number:	(954) 769-xxxx

Fax number:	(954) 769-xxxx

E-mail:	xxxxxx@autonation.com
with a copy to:

Address:	200 Southwest 1st Avenue
Ft. Lauderdale, Florida 33301

Attention:	General Counsel

Telephone number:	(954) 769-xxxx

Fax number:	(954) 769-xxxx

E-mail:	xxxxxx@autonation.com
For the Dealer:

Address:	[___________________]

Attention:	[___________________]

Telephone number:	[___________________]

Fax number:	[___________________]

A-1

Exhibit A
Form of Legend for Private Placement Memorandum and Notes
NEITHER THE NOTES NOR THE GUARANTEE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE SECURITIES LAW, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER WILL BE DEEMED TO REPRESENT THAT (I) IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO AUTONATION, INC. (THE “ISSUER”), THE GUARANTORS, THE NOTES AND THE GUARANTEE, (II) IT IS NOT ACQUIRING SUCH NOTE WITH A VIEW TO ANY DISTRIBUTION THEREOF AND (III) IT IS EITHER (A) AN INSTITUTIONAL INVESTOR THAT IS (1) AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) UNDER THE ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) AND (2) EITHER (i) PURCHASING NOTES FOR ITS OWN ACCOUNT, (ii) A BANK (AS DEFINED IN SECTION 3(a)(2) OF THE ACT) OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION (AS DEFINED IN SECTION 3(a)(5)(A) OF THE ACT) ACTING IN ITS INDIVIDUAL OR FIDUCIARY CAPACITY OR (iii) A FIDUCIARY OR AGENT (OTHER THAN SUCH A BANK, SAVINGS AND LOAN ASSOCIATION OR OTHER SUCH INSTITUTION) PURCHASING NOTES FOR ONE OR MORE ACCOUNTS EACH OF WHICH ACCOUNTS IS SUCH AN INSTITUTIONAL ACCREDITED INVESTOR; OR (B) A QUALIFIED INSTITUTIONAL BUYER (“QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE ACT THAT IS ACQUIRING NOTES FOR ITS OWN ACCOUNT OR FOR ONE OR MORE ACCOUNTS, EACH OF WHICH ACCOUNTS IS A QIB; AND THE PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER THEREOF SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER THEREOF WILL BE MADE ONLY (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, EITHER (1) TO THE ISSUER OR TO A PERSON DESIGNATED BY THE ISSUER AS A PLACEMENT AGENT FOR THE NOTES (EACH, A “PLACEMENT AGENT”), NEITHER OF WHICH SHALL HAVE ANY OBLIGATION TO ACQUIRE SUCH NOTE, (2) THROUGH A PLACEMENT AGENT TO AN INSTITUTIONAL ACCREDITED INVESTOR OR A QIB, OR (3) TO A QIB IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A AND (B) IN MINIMUM AMOUNTS OF $250,000.

Ex. A-1

Exhibit B
Further Provisions Relating to Indemnification

(a)
The Issuer agrees to reimburse each Indemnitee for all expenses (including reasonable fees and disbursements of internal and external counsel) as they are incurred by it in connection with investigating or defending any loss, claim, damage, liability or action in respect of which indemnification may be sought under Section 5 of the Agreement (whether or not it is a party to any such proceedings).

(b)
Promptly after receipt by an Indemnitee of notice of the existence of a Claim, such Indemnitee will, if a claim in respect thereof is to be made against the Issuer, notify the Issuer in writing of the existence thereof; provided that (i) the omission so to notify the Issuer will not relieve the Issuer from any liability which it may have hereunder unless and except to the extent it did not otherwise learn of such Claim and such failure results in the forfeiture by the Issuer of substantial rights and defenses, and (ii) the omission so to notify the Issuer will not relieve it from liability which it may have to an Indemnitee otherwise than on account of this indemnity agreement. In case any such Claim is made against any Indemnitee and it notifies the Issuer of the existence thereof, the Issuer will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnitee, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee; provided that if the defendants in any such Claim include both the Indemnitee and the Issuer or a Guarantor, and the Indemnitee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Issuer or such Guarantor, the Issuer shall not have the right to direct the defense of such Claim on behalf of such Indemnitee, and the Indemnitee shall have the right to select separate counsel to assert such legal defenses on behalf of such Indemnitee. Upon receipt of notice from the Issuer to such Indemnitee of the Issuer’s election so to assume the defense of such Claim and approval by the Indemnitee of counsel, the Issuer will not be liable to such Indemnitee for expenses incurred thereafter by the Indemnitee in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Issuer shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel in the jurisdiction in which any Claim is brought), approved by the Dealer, representing the Indemnitee who is party to such Claim), (ii) the Issuer shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of existence of the Claim or (iii) the Issuer has authorized in writing the employment of counsel for the Indemnitee. The indemnity, reimbursement and contribution obligations of the Issuer hereunder shall be in addition to any other liability the Issuer may otherwise have to an Indemnitee and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Issuer and any Indemnitee. The Issuer agrees that without the Dealer’s prior written consent, it will not settle, compromise or consent to the entry of any judgment in any Claim in respect of which indemnification may be sought under the indemnification provision of the Agreement (whether or not the Dealer or any other Indemnitee is an actual or potential party to such Claim), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnitee from all liability arising out of such Claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any Indemnitee.

Ex. B-1

Exhibit C
Statement of Terms for Interest - Bearing Commercial Paper Notes of [Name of Issuer]
THE PROVISIONS SET FORTH BELOW ARE QUALIFIED TO THE EXTENT APPLICABLE BY THE TRANSACTION SPECIFIC [PRICING] [PRIVATE PLACEMENT MEMORANDUM] SUPPLEMENT (THE “SUPPLEMENT”) (IF ANY) SENT TO EACH PURCHASER AT THE TIME OF THE TRANSACTION.
1. General. (a) The obligations of the Issuer to which these terms apply (each a “Note”) are represented by one or more Master Notes (each, a “Master Note”) issued in the name of (or of a nominee for) The Depository Trust Company (“DTC”), which Master Note includes the terms and provisions for the Issuer’s Interest-Bearing Commercial Paper Notes that are set forth in this Statement of Terms, since this Statement of Terms constitutes an integral part of the Underlying Records as defined and referred to in the Master Note.
(b) “Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, executive order or regulation to be closed in New York City and, with respect to LIBOR Notes (as defined below) is also a London Business Day. “London Business Day” means, a day, other than a Saturday or Sunday, on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
2. Interest. (a) Each Note will bear interest at a fixed rate (a “Fixed Rate Note”) or at a floating rate (a “Floating Rate Note”).
(b) The Supplement sent to each holder of such Note will describe the following terms: (i) whether such Note is a Fixed Rate Note or a Floating Rate Note and whether such Note is an Original Issue Discount Note (as defined below); (ii) the date on which such Note will be issued (the “Issue Date”); (iii) the Stated Maturity Date (as defined below); (iv) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and the Interest Payment Dates; (v) if such Note is a Floating Rate Note, the Base Rate, the Index Maturity, the Interest Reset Dates, the Interest Payment Dates and the Spread and/or Spread Multiplier, if any (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note; and (vi) any other terms applicable specifically to such Note. “Original Issue Discount Note” means a Note which has a stated redemption price at the Stated Maturity Date that exceeds its Issue Price by more than a specified de minimis amount and which the Supplement indicates will be an “Original Issue Discount Note”.
(c) Each Fixed Rate Note will bear interest from its Issue Date at the rate per annum specified in the Supplement until the principal amount thereof is paid or made available for payment. Interest on each Fixed Rate Note will be payable on the dates specified in the Supplement (each an “Interest Payment Date” for a Fixed Rate Note) and on the Maturity Date (as defined below). Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.
If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be payable on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.
(d) The interest rate on each Floating Rate Note for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (a “Base Rate”) plus or minus a number of basis points (one basis point equals one-hundredth of a percentage point) (the “Spread”), if any, and/or multiplied by a certain percentage (the “Spread Multiplier”), if any, until the principal thereof is paid or made available for payment. The Supplement will designate which of the following Base Rates is applicable to the related Floating Rate Note: (a) the CD Rate (a “CD Rate Note”), (b) the Commercial Paper Rate (a “Commercial Paper Rate Note”), (c) the Federal Funds Rate (a “Federal Funds Rate Note”), (d) LIBOR (a “LIBOR Note”), (e) the Prime Rate (a “Prime Rate Note”), (f) the Treasury Rate (a “Treasury Rate Note”) or (g) such other Base Rate as may be specified in such Supplement.
The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly or semi-annually (the “Interest Reset Period”). The date or dates on which interest will be reset (each an “Interest Reset Date”) will be, unless otherwise specified in the Supplement, in the case of Floating Rate Notes which reset daily, each Business Day, in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, the Tuesday of each week; in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December; and in the case of Floating Rate Notes that reset semiannually, the third Wednesday of the two months specified in the Supplement. If any Interest Reset Date for any Floating Rate Note is not a Business Day, such

Ex. C-1

Interest Reset Date will be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Interest on each Floating Rate Note will be payable monthly, quarterly or semiannually (the “Interest Payment Period”) and on the Maturity Date. Unless otherwise specified in the Supplement, and except as provided below, the date or dates on which interest will be payable (each an “Interest Payment Date” for a Floating Rate Note) will be, in the case of Floating Rate Notes with a monthly Interest Payment Period, on the third Wednesday of each month; in the case of Floating Rate Notes with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December; and in the case of Floating Rate Notes with a semiannual Interest Payment Period, on the third Wednesday of the two months specified in the Supplement. In addition, the Maturity Date will also be an Interest Payment Date.
If any Interest Payment Date for any Floating Rate Note (other than an Interest Payment Date occurring on the Maturity Date) would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such maturity.
Interest payments on each Interest Payment Date for Floating Rate Notes will include accrued interest from and including the Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date. On the Maturity Date, the interest payable on a Floating Rate Note will include interest accrued to, but excluding, the Maturity Date. Accrued interest will be calculated by multiplying the principal amount of a Floating Rate Note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate applicable to such day by 360, in the cases where the Base Rate is the CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR or Prime Rate, or by the actual number of days in the year, in the case where the Base Rate is the Treasury Rate. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date, or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any adjustment by a Spread and/or a Spread Multiplier.
The “Interest Determination Date” where the Base Rate is the CD Rate or the Commercial Paper Rate will be the second Business Day next preceding an Interest Reset Date. The Interest Determination Date where the Base Rate is the Federal Funds Rate or the Prime Rate will be the Business Day next preceding an Interest Reset Date. The Interest Determination Date where the Base Rate is LIBOR will be the second London Business Day next preceding an Interest Reset Date. The Interest Determination Date where the Base Rate is the Treasury Rate will be the day of the week in which such Interest Reset Date falls when Treasury Bills are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is held on the following Tuesday or the preceding Friday. If an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.
The “Index Maturity” is the period to maturity of the instrument or obligation from which the applicable Base Rate is calculated.
The “Calculation Date,” where applicable, shall be the earlier of (i) the tenth calendar day following the applicable Interest Determination Date or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date.
All times referred to herein reflect New York City time, unless otherwise specified.
The Issuer shall specify in writing to the Issuing and Paying Agent which party will be the calculation agent (the “Calculation Agent”) with respect to the Floating Rate Notes. The Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note to the Issuing and Paying Agent as soon as the interest rate with respect to such Floating Rate Note has been determined and as soon as practicable after any change in such interest rate.
All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation on Floating Rate Notes will be rounded, in the case of U.S. dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

Ex. C-2

CD Rate Notes
“CD Rate” means the rate on any Interest Determination Date for negotiable U.S. dollar certificates of deposit having the Index Maturity as published in the source specified in the Supplement.
If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date, the CD Rate will be the rate on such Interest Determination Date published under the caption specified in the Supplement in another recognized electronic source used for the purpose of displaying the applicable rate.
If such rate is not published in either the source specified on the Supplement or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent will determine the CD Rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date of three leading nonbank dealers1 in negotiable U.S. dollar certificates of deposit in New York City selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity in the denomination of $5,000,000.
If fewer than the three dealers selected by the Calculation Agent are quoting as set forth above, the CD Rate will remain the CD Rate then in effect on such Interest Determination Date.
Commercial Paper Rate Notes
“Commercial Paper Rate” means the Money Market Yield (calculated as described below) of the rate on any Interest Determination Date for commercial paper having the Index Maturity, as published by the Board of Governors of the Federal Reserve System (“FRB”) in “Statistical Release H.15(519), Selected Interest Rates” or any successor publication of the FRB (“H.15(519)”) under the heading “Commercial Paper-[Financial][Nonfinancial]”.
If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the Index Maturity published in the daily update of H.15(519), available through the world wide website of the FRB at http://www.federalreserve.gov/releases/h15/Update, or any successor site or publication or other recognized electronic source used for the purpose of displaying the applicable rate (“H.15 Daily Update”) under the heading “Commercial Paper-[Financial][Nonfinancial]”.
If by 3:00 p.m. on such Calculation Date such rate is not published in either H.15(519) or H.15 Daily Update, then the Calculation Agent will determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m. on such Interest Determination Date of three leading dealers of U.S. dollar commercial paper in New York City selected by the Calculation Agent for commercial paper of the Index Maturity placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating organization.
If the dealers selected by the Calculation Agent are not quoting as mentioned above, the Commercial Paper Rate with respect to such Interest Determination Date will remain the Commercial Paper Rate then in effect on such Interest Determination Date.
“Money Market Yield” will be a yield calculated in accordance with the following formula:

D x 360
Money Market Yield =	---------------------	x 100
360 - (D x M)
where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.

1 Such nonbank dealers referred to in this Statement of Terms may include affiliates of the Dealer.

Ex. C-3

Federal Funds Rate Notes
“Federal Funds Rate” means the rate on any Interest Determination Date for federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” and displayed on Reuters Page (as defined below) FEDFUNDS1 (or any other page as may replace the specified page on that service) (“Reuters Page FEDFUNDS1”) under the heading EFFECT.
If the above rate does not appear on Reuters Page FEDFUNDS1or is not so published by 3:00 p.m. on the Calculation Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update under the heading “Federal Funds/(Effective)”.
If such rate is not published as described above by 3:00 p.m. on the Calculation Date, the Calculation Agent will determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by each of three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent prior to 9:00 a.m. on such Interest Determination Date.
If the brokers selected by the Calculation Agent are not quoting as mentioned above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on such Interest Determination Date.
"Reuters Page" means the display on the Reuters 3000 Xtra Service, or any successor service, on the page or pages specified in this Statement of Terms or the Supplement, or any replacement page on that service.
LIBOR Notes
The London Interbank offered rate (“LIBOR”) means, with respect to any Interest Determination Date, the rate for deposits in U.S. dollars having the Index Maturity that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such Interest Determination Date.
If no rate appears, LIBOR will be determined on the basis of the rates at approximately 11:00 a.m., London time, on such Interest Determination Date at which deposits in U.S. dollars are offered to prime banks in the London interbank market by four major banks in such market selected by the Calculation Agent for a term equal to the Index Maturity and in principal amount equal to an amount that in the Calculation Agent’s judgment is representative for a single transaction in U.S. dollars in such market at such time (a “Representative Amount”). The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such interest period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York City, on such Interest Determination Date by three major banks in New York City, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks, for a term equal to the Index Maturity and in a Representative Amount; provided, however, that if fewer than three banks so selected by the Calculation Agent are providing such quotations, the then existing LIBOR rate will remain in effect for such Interest Payment Period.
“Designated LIBOR Page” means the display on the Reuters 3000 Xtra Service (or any successor service) on the "LIBOR01" page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks.
Prime Rate Notes
“Prime Rate” means the rate on any Interest Determination Date as published in H.15(519) under the heading “Bank Prime Loan”.
If the above rate is not published in H.15(519) prior to 3:00 p.m. on the Calculation Date, then the Prime Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update opposite the caption “Bank Prime Loan”.
If the rate is not published prior to 3:00 p.m. on the Calculation Date in either H.15(519) or H.15 Daily Update, then the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME1 Page (as defined below) as such bank’s prime rate or base lending rate as of 11:00 a.m., on that Interest Determination Date.
If fewer than four such rates referred to above are so published by 3:00 p.m. on the Calculation Date, the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by three major banks in New York City selected by the Calculation Agent.

Ex. C-4

If the banks selected are not quoting as mentioned above, the Prime Rate will remain the Prime Rate in effect on such Interest Determination Date.
“Reuters Screen US PRIME1 Page” means the display designated as page “US PRIME1” on the Reuters Monitor Money Rates Service (or such other page as may replace the US PRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).
Treasury Rate Notes
“Treasury Rate” means:
(1) the rate from the auction held on the Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the Supplement under the caption “INVEST RATE” on the display on the Reuters Page designated as USAUCTION10 (or any other page as may replace that page on that service) or the Reuters Page designated as USAUCTION11 (or any other page as may replace that page on that service), or
(2) if the rate referred to in clause (1) is not so published by 3:00 p.m. on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, under the caption “U.S. Government Securities/Treasury Bills/Auction High”, or
(3) if the rate referred to in clause (2) is not so published by 3:00 p.m. on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or
(4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or
(5) if the rate referred to in clause (4) not so published by 3:00 p.m. on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or
(6) if the rate referred to in clause (5) is not so published by 3:00 p.m. on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m. on that Interest Determination Date, of three primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the Supplement, or
(7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.
“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

D x N
Bond Equivalent Yield =	---------------------	x 100
360 - (D x M)
where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.
3. Final Maturity. The Stated Maturity Date for any Note will be the date so specified in the Supplement, which shall be no later than 397 days from the date of issuance. On its Stated Maturity Date, or any date prior to the Stated Maturity Date on which the particular Note becomes due and payable by the declaration of acceleration, each such date being referred to as a Maturity Date, the principal amount of such Note, together with accrued and unpaid interest thereon, will be immediately due and payable.
4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” with respect to a Note: (i) default in any payment of principal of or interest on such Note (including on a redemption thereof); (ii) the Issuer makes any compromise arrangement with its creditors generally including the entering into any form of moratorium with

Ex. C-5

its creditors generally; (iii) a court having jurisdiction shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or there shall be appointed a receiver, administrator, liquidator, custodian, trustee or sequestrator (or similar officer) with respect to the whole or substantially the whole of the assets of the Issuer and any such decree, order or appointment is not removed, discharged or withdrawn within 60 days thereafter; or (iv) the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, administrator, liquidator, assignee, custodian, trustee or sequestrator (or similar official), with respect to the whole or substantially the whole of the assets of the Issuer or make any general assignment for the benefit of creditors. Upon the occurrence of an Event of Default, the principal of such Note (together with interest accrued and unpaid thereon) shall become, without any notice or demand, immediately due and payable.2
5. Obligation Absolute. No provision of the Issuing and Paying Agent Agreement under which the Notes are issued shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on each Note at the times, place and rate, and in the coin or currency, herein prescribed.
6. Supplement. Any term contained in the Supplement shall supercede any conflicting term contained herein.

2 Unlike single payment notes, where a default arises only at the stated maturity, interest-bearing notes with multiple payment dates should contain a default provision permitting acceleration of the maturity if the Issuer defaults on an interest payment.

Ex. C-6

Exhibit D
Guarantee
GUARANTEE (this “Guarantee”), dated as of May [__], 2015, of EACH OF THE UNDERSIGNED (each a “Guarantor” and collectively the “Guarantors”).
The Guarantors, for value received, hereby jointly and severally agree as follows for the benefit of (i) the Dealers, (ii) the holders from time to time of Notes and (iii) the Indemnitees described in Section 21 below (collectively, the “Guarantied Parties”), as hereinafter described.
1.    Each Guarantor irrevocably guarantees payment in full, as and when the same becomes due and payable, of (i) the principal of and interest, if any, on the promissory notes (the “Notes”) issued by AutoNation, Inc., a Delaware corporation (the “Issuer”), from time to time pursuant to the Issuing and Paying Agent Agreement, dated as of the date hereof (the “Issuing and Paying Agent Agreement”), as the same may be amended, supplemented or modified from time to time, between the Issuer and [___________________], as issuing and paying agent (the “Issuing and Paying Agent”) and the Commercial Paper Dealer Agreements, each dated the date hereof (each, a “Dealer Agreement” and collectively, the “Dealer Agreements,” and the Dealer Agreements together with the Issuing and Paying Agent Agreement, the “Program Documents”), by and between the Issuer and each of [___________________] and [___________________], as dealers (each, a “Dealer” and collectively, the “Dealers”), and (ii) each obligation of the Issuer under, or liability of the Issuer to a Dealer or an Indemnitee arising out of, a Dealer Agreement (collectively, the “Guarantied Obligations”). Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms as set forth in the Dealer Agreement.
2.    Each Guarantor’s obligations under this Guarantee shall be unconditional, irrespective of the validity or enforceability of any provision of any Program Document or the Notes.
3.    This Guarantee is a guarantee of the due and punctual payment (and not merely of collection) of the Guarantied Obligations by each Guarantor and shall remain in full force and effect until all Guarantied Obligations have been validly, finally and irrevocably paid in full, and shall not be affected in any way by any circumstance or condition whatsoever, including without limitation (a) the absence of any action to obtain such amounts from the Issuer, (b) any variation, extension, waiver, compromise or release of any or all of the obligations of the Issuer under any Program Document or the Notes or of any collateral security therefor or (c) any change in the existence or structure of, or the bankruptcy or insolvency of, the Issuer or by any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Each Guarantor waives all requirements as to diligence, presentment, demand for payment, protest and notice of any kind with respect to the Program Documents, the Guarantied Obligations and the Notes.
4.    In the event of a default in payment of principal of or interest on any Notes or any other Guarantied Obligation, any Guarantied Party may institute legal proceedings directly against one or more of the Guarantors to enforce this Guarantee without first proceeding against the Issuer.
5.    This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment by the Issuer of a Guaranteed Obligation, in whole or in part, is rescinded or must otherwise be returned by the applicable Guarantied Party upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.
6.    This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.
7.    Any claim or claims that any Guarantied Party may at any time hereafter have against a Guarantor under this Guarantee may be asserted by such Guarantied Party by written notice directed to such Guarantor in accordance with Section 18 hereof.
8.    Each Guarantor warrants and represents to the Guarantied Parties that it is duly authorized to execute, deliver and perform this Guarantee; that this Guarantee has been duly executed and delivered on behalf of such Guarantor by its duly authorized representatives; that this Guarantee is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; that such Guarantor’s execution, delivery and performance of this Guarantee do not violate or constitute a breach of any of its Operating Documents or Organizational Documents, any agreement or instrument to which such Guarantor is a party, or any law, order, regulation, decree or award of any governmental authority or arbitral body to which it or its properties or operations is subject; that such Guarantor is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended; and that

Ex. D-1

no consent or action of, or filing or registration with, any governmental or public regulatory body or authority, including the United States Securities and Exchange Commission, is required to authorize, or is otherwise required in connection with the execution, delivery or performance of, this Guarantee.
9.    Each Guarantor agrees to be jointly and severally liable for the payment of all reasonable fees and expenses, including reasonable attorneys’ fees, incurred by any Guarantied Party in connection with the enforcement of this Guarantee, whether or not suit be brought.
10.    Each Guarantor represents and warrants to the Guarantied Parties, that: (a) such Guarantor has adequate means to obtain on a continuing basis (i) from the Issuer, information concerning the Issuer and the Issuer’s financial condition and affairs and (ii) from other reliable sources, such other information as it deems material in deciding to provide this Guarantee (“Other Information”), and has full and complete access to the Issuer’s books and records and to such Other Information; (b) such Guarantor is not relying on any Guarantied Party or its or their employees, directors, agents or other representatives or affiliates, to provide any such information, now or in the future; (c) such Guarantor has been furnished with and reviewed the terms of the Program Documents and any documents or agreements related thereto as it has requested, is executing this Guarantee freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guarantee; (d) such Guarantor has relied solely on the Guarantor’s own independent investigation, appraisal and analysis of the Issuer, the Issuer’s financial condition and affairs, the “Other Information”, and such other matters as it deems material in deciding to provide this Guarantee and is fully aware of the same; and (e) such Guarantor has not depended or relied on any Guarantied Party or its or their employees, directors, agents or other representatives or affiliates, for any information whatsoever concerning the Issuer or the Issuer’s financial condition and affairs or any other matters material to such Guarantor’s decision to provide this Guarantee, or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. Each Guarantor agrees that no Guarantied Party has any duty or responsibility whatsoever, now or in the future, to provide to such Guarantor any information concerning the Issuer or the Issuer’s financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if such Guarantor receives any such information from any Guarantied Party or its or their employees, directors, agents or other representatives or affiliates, such Guarantor will independently verify the information and will not rely on any Guarantied Party or its or their employees, directors, agents or other representatives or affiliates, with respect to such information.
11.    All representations and warranties contained herein shall survive the delivery of documents referred to herein and issuance of Notes Guarantied hereby.
12.    This Guarantee, together with the Program Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements, understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Guarantee nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than with the written consent of the Issuing and Paying Agent, the Dealers and each Guarantor affected thereby.
13.    No Guarantor shall be permitted to assign any of its rights, powers, duties or obligations under this Guarantee or any other interest herein without the prior written consent of the Issuing and Paying Agent and the Dealers.
14.    The provisions of this Guarantee are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Guarantee shall be construed as if such invalid or unenforceable provision had never been contained herein.
15.    This Guarantee may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guarantee to produce or account for more than one such counterpart executed by the Guarantor against whom enforcement is sought.
16.    Subject to reinstatement pursuant to Section 5 hereof, this Guarantee and all of the Guarantors’ Obligations hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate upon the termination of the Issuer’s commercial paper program pursuant to which the Issuer issues the Notes. At the request and sole expense of the Issuer, a Guarantor shall be released from its obligations hereunder in the event that all the capital stock of such Guarantor shall be sold, transferred or otherwise disposed of (other than to the Issuer or a Subsidiary); provided, however that such sale, transfer or disposition of the capital stock of any Guarantor may not individually or together with any such sales, transfers or dispositions made by another Guarantor or other Guarantors after the date hereof (i) constitute a sale, transfer or disposition of all or a majority of the assets of the Issuer and its Subsidiaries (taken as a whole), or (ii) be reasonably likely to

Ex. D-2

have a material adverse effect on the ability of the Issuer and the Guarantors, taken as a whole, to perform their obligations under any Dealer Agreement, the Issuing and Paying Agent Agreement, the Notes or this Guarantee, as applicable.
17.    All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Guarantied Parties provided by law or under the Program Documents or other applicable agreements or instruments. The issuance of the Notes and other extensions of credit to the Issuer pursuant to the Program Documents shall be conclusively presumed to have been made or extended, respectively, in reliance upon each Guarantor’s Guarantee of the Guarantied Obligations pursuant to the terms hereof. Any amounts not paid when due under this Guarantee shall bear interest at the rate then prevailing on the outstanding Notes.
18.    Any notice required or permitted hereunder shall be given, (a) with respect to each Guarantor, at the address of the Issuer indicated in the Program Documents, (b) with respect to the Issuing and Paying Agent, at the Issuing and Paying Agent’s address indicated in the Issuing and Paying Agent Agreement and (c) with respect to each Dealer, at the address of each Dealer indicated in the applicable Dealer Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in the respective Program Document.
19.    (a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)    EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA (EACH, A “NEW YORK COURT”) AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, SUCH GUARANTOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH NEW YORK COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH NEW YORK COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.
(c)    EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS AUTONATION, INC., WITH OFFICES AT 200 SOUTHWEST 1ST AVENUE, FT. LAUDERDALE, FLORIDA 33301, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND ITS PROPERTIES, ASSETS AND REVENUES, SERVICE FOR ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN A NEW YORK COURT WHICH MAY BE MADE ON SUCH DESIGNEE, APPOINTEE AND AGENT IN ACCORDANCE WITH LEGAL PROCEDURES PRESCRIBED FOR SUCH NEW YORK COURT, WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING IN CONNECTION WITH OR ARISING OUT OF THIS GUARANTEE, ANY PROGRAM DOCUMENT OR THE NOTES OR THE OFFER AND SALE OF THE NOTES. EACH GUARANTOR FURTHER HEREBY IRREVOCABLY CONSENTS AND AGREES TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OUT OF ANY OF THE NEW YORK COURTS IN ANY SUCH ACTION, SUIT OR PROCEEDING BY SERVING A COPY THEREOF UPON THE AGENT FOR SERVICE OF PROCESS REFERRED TO IN THIS SECTION 19(c) (WHETHER OR NOT THE APPOINTMENT OF SUCH AGENT SHALL FOR ANY REASON PROVE TO BE INEFFECTIVE OR SUCH AGENT SHALL ACCEPT OR ACKNOWLEDGE SUCH SERVICE). EACH GUARANTOR FURTHER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS FOR NOTICES TO SUCH GUARANTOR IN EFFECT PURSUANT TO SECTION 18 HEREOF OR TO AUTONATION, INC. AS DESIGNEE, APPOINTEE AND AGENT AS PROVIDED HEREIN TO ITS ADDRESS SET FORTH ABOVE, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.
(d)    IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, EACH GUARANTOR HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED

Ex. D-3

BY APPLICABLE LAW, ANY RIGHT ANY SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.
(e)    EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.
(f)    IT IS ACKNOWLEDGED, UNDERSTOOD AND AGREED THAT (EXCEPT TO THE EXTENT THE RESPECTIVE MANUFACTURER WAIVES ANY OF THE TERMS OF A MANUFACTURER CONSENT SET FORTH ON THE ATTACHED SCHEDULE A (EACH, A “MANUFACTURER CONSENT” AND COLLECTIVELY, THE “MANUFACTURER CONSENTS”) OR A MANUFACTURER CONSENT IS TERMINATED OR CEASES TO BE IN EFFECT): (A) THE EXERCISE BY THE GUARANTIED PARTIES OF REMEDIES UNDER THIS GUARANTEE WILL BE SUBJECT TO THE TERMS OF THE MANUFACTURER CONSENTS, (B) IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE MANUFACTURER CONSENTS AND THE TERMS OF THIS GUARANTEE, THE TERMS OF THE MANUFACTURER CONSENTS WILL CONTROL, AND (C) NOTICES REQUIRED TO BE FURNISHED BY THE GUARANTIED PARTIES UNDER SUCH MANUFACTURER CONSENTS SHALL BE FURNISHED IN ACCORDANCE WITH SECTION 3.14 OF EACH DEALER AGREEMENT.
(g)    EACH GUARANTOR AGREES THAT THE FAILURE OF AUTONATION, INC., AS DESIGNEE, APPOINTEE AND AGENT AS SPECIFIED IN PARAGRAPH (d) ABOVE, TO GIVE ANY NOTICE OF SERVICE TO IT SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY GUARANTIED PARTY TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER ANY OF THE UNDERSIGNED GUARANTORS OR BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE UNDERSIGNED GUARANTORS IN SUCH OTHER JURISDICTIONS, AND IN MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.
20.    State Law Waivers
(a)    Certain California Law Waivers. As used in this Section 20(a), any reference to “the principal” includes the Issuer, and any reference to “the creditor” includes the Guarantied Parties. In accordance with Section 2856 of the California Civil Code:
(1)    each Guarantor agrees (i) to waive any and all rights of subrogation and reimbursement against the Issuer or against any collateral or security granted by the Issuer for any of the Guarantied Obligations and (ii) to withhold the exercise of any and all rights of contribution against any other guarantor of any of the Guarantied Obligations and against any collateral or security granted by any such other guarantor for any of the Guarantied Obligations until the Guarantied Obligations shall have been indefeasibly paid in full;
(2)    each Guarantor waives any and all other rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including any and all rights or defenses such Guarantor may have by reason of protection afforded to the principal with respect to any of the Guarantied Obligations, or to any other guarantor of any of the Guarantied Obligations with respect to any of such Guarantor’s obligations under its Guarantee, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal’s indebtedness or such Guarantor’s obligations, including Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and
(3)    each Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any Guarantied Obligation, has destroyed such Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Guarantied Obligations, has destroyed such Guarantor’s rights of contribution against such other guarantor.

Ex. D-4

(b)    Certain Georgia Law Waivers. Each Guarantor expressly waives, without any requirement of any notice to or further assent by such Guarantor, to the fullest extent permitted by applicable law, the benefit of all principles or provisions of applicable law which are or might be in conflict with the terms of this Guarantee, including, without limitation, Section 10-7-23 and Section 10-7-24 of the Official Code of Georgia Annotated.
(c)    Certain Arizona Law Waivers. Each Guarantor hereby fully and completely waives, releases and relinquishes (i) all defenses and claims based on principles of suretyship and/or guarantee, and (ii) any and all benefits under Arizona Revised Statutes Sections 12-1641 through 12-1646 and Rule 17(f) of the Arizona Rules of Civil Procedure.
No other provision of this Guarantee shall be construed as limiting the generality of any of the covenants and waivers set forth in this Section 20. In accordance with Section 19(a) hereof, this Guarantee shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York. This Section 20 is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California, Arizona or Georgia law are in any way applicable to this Guarantee or to any of the Guarantied Obligations.
21.    Each Guarantor agrees that each Indemnitee that is not a party to a Dealer Agreement shall be a third-party beneficiary of the obligations of such Guarantor hereunder and shall be entitled to enforce such obligations against such Guarantor.
22.    Each Guarantor agrees that it shall comply with the covenants in the Dealer Agreements that apply to the Guarantors.
[Signature Page Follows]

Ex. D-5

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Guarantee as of the day and year first written above.

GUARANTORS:

EACH OF THE SUBSIDIARIES (OR, IF SUCH SUBSIDIARY IS A GENERAL PARTNERSHIP, THE GENERAL PARTNER OF SUCH SUBSIDIARY) LISTED ON ANNEX A HERETO, as Guarantor

By:_______________________________________
Name:
Title:

ISSUING AND PAYING AGENT:

[___________________], as Issuing and Paying Agent

By:_______________________________________
Name:
Title:

DEALERS:

[___________________], as Dealer

By:_______________________________________
Name:
Title:

[___________________], as Dealer

By:_______________________________________
Name:
Title:

Ex. D-6

Schedule A

Guarantors

#	Name of Guarantor
1.	7 Rod Real Estate North, a Limited Liability Company
2.	7 Rod Real Estate South, a Limited Liability Company
3.	Abraham Chevrolet-Miami, Inc.
4.	Abraham Chevrolet-Tampa, Inc.
5.	ACER Fiduciary, Inc.
6.	Al Maroone Ford, LLC
7.	Albert Berry Motors, Inc.
8.	Allison Bavarian
9.	Allison Bavarian Holding, LLC
10.	All-State Rent A Car, Inc.
11.	American Way Motors, Inc.
12.	AN Cadillac of WPB, LLC
13.	AN Central Region Management, LLC
14.	AN Chevrolet - Arrowhead, Inc.
15.	AN CJ Valencia, Inc.
16.	AN Collision Center FTL South, Inc.
[fka Auto Company XVI, Inc.]
17.	AN Collision Center of Addison, Inc.
18.	AN Collision Center of Las Vegas, Inc.
19.	AN Collision Center of North Houston, Inc.
20.	AN Collision Center of Tempe, Inc.
21.	AN Corporate Management Payroll Corp.
22.	AN Motors on South Padre, LP [fka AN Corpus Christi Chevrolet, LP]
23.	AN Corpus Christi GP, LLC
24.	AN Corpus Christi Imports Adv. GP, LLC
25.	AN Corpus Christi Imports Adv., LP
26.	AN Corpus Christi Imports GP, LLC
27.	AN Corpus Christi Imports II GP, LLC
28.	AN Corpus Christi Imports II, LP
29.	AN Corpus Christi Imports, LP
30.	AN Corpus Christi Motors, Inc.
31.	AN Corpus Christi T. Imports GP, LLC
32.	AN Corpus Christi T. Imports, LP
33.	AN County Line Ford, Inc.
34.	AN Dealership Holding Corp.
35.	AN F. Imports of Atlanta, LLC
36.	AN F. Imports of Hawthorne Holding, LLC
37.	AN F. Imports of Hawthorne, LLC
[fka AN F. Imports of Hawthorne, Inc.]

Sch. A-1

#	Name of Guarantor
38.	AN F. Imports of North Denver, LLC
[fka AN F. Imports of North Denver, Inc.]
39.	AN F. Imports of North Phoenix, Inc.
40.	AN F. Imports of Roseville Holding, LLC
41.	AN F. Imports of Roseville, Inc.
42.	AN F. Imports of Seattle, Inc.
43.	AN F. Imports of Sterling, LLC
44.	AN Florida Region Management, LLC
45.	AN Fort Myers Imports, LLC
46.	AN Fremont Luxury Imports, Inc.
47.	AN H. Imports of Atlanta, LLC
48.	AN Imports of Ft. Lauderdale, Inc.
49.	AN Imports of Seattle, Inc.
50.	AN Imports of Spokane, Inc.
51.	AN Imports of Stevens Creek Holding, LLC
52.	AN Imports of Stevens Creek, Inc.
53.	AN Imports on Weston Road, Inc.
54.	AN Luxury Imports GP, LLC
55.	AN Luxury Imports Holding, LLC
56.	AN Luxury Imports of Coconut Creek, Inc.
57.	AN Luxury Imports of Marietta, LLC
[fka NorthPoint Ford Inc.]
58.	AN Luxury Imports of Palm Beach, Inc.
59.	AN Luxury Imports of Pembroke Pines, Inc.
60.	AN Luxury Imports of Phoenix, Inc.
61.	AN Luxury Imports of San Diego, Inc.
62.	AN Luxury Imports of Sanford, LLC
[fka AN Luxury Imports of Sanford, Inc.]
63.	AN Luxury Imports of Sarasota, Inc.
64.	AN Luxury Imports of Spokane, Inc.
65.	AN Luxury Imports of Tucson, Inc.
66.	AN Luxury Imports, Ltd.
67.	AN Motors of Brooksville, Inc.
68.	AN Motors of Dallas, Inc.
69.	AN Motors of Delray Beach, Inc.
70.	AN Motors of Englewood, Inc.
71.	AN Motors of Memphis, Inc.
72.	AN Motors of Scottsdale, LLC
73.	AN Pontiac GMC Houston North GP, LLC
74.	AN Pontiac GMC Houston North, LP
75.	AN San Jose Luxury Imports Holdings, LLC
[fka Smythe European Holding, LLC]
76.	AN San Jose Luxury Imports, Inc.
[fka Smythe European, Inc.]
77.	AN Seattle Motors, Inc.

Sch. A-2

#	Name of Guarantor
78.	AN Subaru Motors, Inc.
79.	AN T. Imports of Atlanta, LLC
80.	AN Texas Region Management, Ltd.
81.	AN Tucson Imports, LLC
82.	AN Valencia Auto Imports, Inc.
[fka Valencia Auto Imports, Inc.]
[fka Auto Company II, Inc.]
83.	AN West Central Region Management, LLC
84.	AN Western Region Management, LLC
85.	AN/CF Acquisition Corp.
86.	AN/GMF, Inc.
87.	AN/KPBG Motors, Inc.
88.	AN/MF Acquisition Corp.
89.	AN/MNI Acquisition Corp.
90.	AN/PF Acquisition Corp.
91.	Anderson Chevrolet
92.	Anderson Chevrolet Los Gatos, Inc.
93.	Anderson Cupertino, Inc.
94.	Appleway Chevrolet, Inc.
95.	Atrium Restaurants, Inc.
96.	Auto Ad Agency, Inc.
97.	Auto Car Holding, LLC
98.	Auto Car, Inc.
99.	Auto Company IX, Inc.
100.	Auto Company VI, Inc.
101.	Auto Company VII, Inc.
102.	Auto Company VIII, Inc.
103.	Auto Company X, Inc.
104.	Auto Company XI, Inc.
105.	Auto Company XII, Inc.
106.	Auto Company XIII, Inc.
107.	Auto Company XIV, Inc.
108.	Auto Company XIX, Inc.
109.	Auto Company XL, Inc.
110.	Auto Company XLI, Inc.
111.	Auto Company XLII, Inc.
112.	Auto Company XLIII, Inc.
113.	Auto Company XLIV, Inc.
114.	Auto Company XLV, Inc.
115.	Auto Company XVII, Inc.
116.	Auto Company XVIII, Inc.
117.	Auto Company XXI, Inc.
118.	Auto Company XXII, Inc.
119.	Auto Company XXIII, Inc.
120.	Auto Company XXIV, Inc.

Sch. A-3

#	Name of Guarantor
121.	Auto Company XXIX, Inc.
122.	Auto Company XXV, Inc.
123.	Auto Company XXVI, Inc.
124.	Auto Company XXVII, Inc.
125.	Auto Company XXVIII, Inc.
126.	Auto Company XXX, Inc.
127.	Auto Company XXXI, Inc.
128.	Auto Company XXXII, Inc.
129.	Auto Company XXXIII, Inc.
130.	Auto Company XXXIV, Inc.
131.	Auto Company XXXIX, Inc.
132.	Auto Company XXXV, Inc.
133.	Auto Company XXXVI, Inc.
134.	Auto Company XXXVII, Inc.
135.	Auto Company XXXVIII, Inc.
136.	Auto Dealership III, LLC
137.	Auto Dealership IV, LLC
138.	Auto Dealership IX, LLC
139.	Auto Dealership V, LLC
140.	Auto Dealership VI, LLC
141.	Auto Dealership VII, LLC
142.	Auto Dealership VIII, LLC
143.	Auto Dealership X, LLC
144.	Auto Dealership XI, LLC
145.	Auto Dealership XII, LLC
146.	Auto Dealership XIII, LLC
147.	Auto Dealership XIV, LLC
148.	Auto Dealership XIX, LLC
149.	Auto Dealership XV, LLC
150.	Auto Dealership XVI, LLC
151.	Auto Dealership XVII, LLC
152.	Auto Dealership XVIII, LLC
153.	Auto Dealership XX, LLC
154.	Auto Dealership XXI, LLC
155.	Auto Dealership XXII, LLC
156.	Auto Dealership XXIII, LLC
157.	Auto Dealership XXIV, LLC
158.	Auto Dealership XXIX, LLC
159.	Auto Dealership XXV, LLC
160.	Auto Dealership XXVI, LLC
161.	Auto Dealership XXVII, LLC
162.	Auto Dealership XXVIII, LLC
163.	Auto Dealership XXX, LLC
164.	Auto Holding, LLC
165.	Auto Mission Holding, LLC

Sch. A-4

#	Name of Guarantor
166.	Auto Mission, Ltd.
167.	Auto West, Inc.
168.	Autohaus Holdings, Inc.
169.	AutoNation Benefits Company, Inc.
170.	AutoNation Corporate Management, LLC
171.	AutoNation Direct Nevada, Inc.
[fka Auto Company XX, Inc.]
172.	AutoNation Enterprises Incorporated
173.	AutoNation Financial Services, LLC
174.	AutoNation Fort Worth Motors, Ltd.
175.	AutoNation GM GP, LLC
176.	AutoNation Holding Corp.
177.	AutoNation Imports of Katy GP, LLC
178.	AutoNation Imports of Katy, L.P.
179.	AutoNation Imports of Lithia Springs, LLC
[fka AutoNation Imports of Lithia Springs, Inc.]
180.	AutoNation Imports of Longwood, Inc.
181.	AutoNation Imports of Palm Beach, Inc.
182.	AutoNation Imports of Winter Park, Inc.
183.	AutoNation Motors Holding Corp.
184.	AutoNation Motors of Lithia Springs, Inc.
185.	AutoNation North Texas Management GP, LLC
186.	AutoNation Northwest Management, LLC
187.	AutoNation Orlando Venture Holdings, Inc.
188.	AutoNation Realty Corporation
189.	AutoNation USA of Perrine, Inc.
190.	AutoNation V. Imports of Delray Beach, LLC
191.	AutoNationDirect.com, Inc.
192.	Bankston Auto, Inc.
193.	Bankston Chrysler Jeep of Frisco, L.P.
194.	Bankston CJ GP, LLC
195.	Bankston Ford of Frisco, Ltd. Co.
196.	Bankston Nissan in Irving, Inc.
197.	Bankston Nissan Lewisville GP, LLC
198.	Bankston Nissan Lewisville, Ltd.
199.	Bargain Rent-A-Car
200.	Batfish, LLC
201.	BBCSS, Inc.
202.	Beach City Chevrolet Company, Inc.
203.	Beach City Holding, LLC
204.	Beacon Motors, Inc.
205.	Bell Motors, LLC
[fka Bell Dodge, L.L.C.]
206.	Bellevue Automotive, Inc.
[fka Dodge of Bellevue, Inc.]

Sch. A-5

#	Name of Guarantor
207.	Bengal Motor Company, Ltd.
208.	Bengal Motors, Inc.
209.	Bill Ayares Chevrolet, LLC
210.	Bledsoe Dodge, LLC
211.	Bob Townsend Ford, Inc.
212.	Body Shop Holding Corp.
213.	BOSC Automotive Realty, Inc.
214.	Brown & Brown Chevrolet - Superstition Springs, LLC
215.	Brown & Brown Chevrolet, Inc.
216.	Brown & Brown Nissan Mesa, L.L.C.
217.	Brown & Brown Nissan, Inc.
218.	Buick Mart Limited Partnership
219.	Bull Motors, LLC
220.	C. Garrett, Inc.
221.	Carlisle Motors, LLC
222.	Carwell Holding, LLC
223.	Carwell, LLC
224.	Centennial Automotive, LLC
[fka Emich Dodge, LLC]
225.	Cerritos Body Works Holding, LLC
226.	Cerritos Body Works, Inc.
227.	Champion Chevrolet Holding, LLC
228.	Champion Chevrolet, LLC
229.	Champion Ford, Inc.
230.	Charlie Hillard, Inc.
231.	Charlie Thomas Chevrolet GP, LLC
232.	Charlie Thomas Chevrolet, Ltd.
233.	Charlie Thomas Chrysler-Plymouth, Inc.
234.	Charlie Thomas’ Courtesy Ford, Ltd.
235.	Charlie Thomas’ Courtesy GP, LLC
236.	Charlie Thomas Courtesy Leasing, Inc.
237.	Charlie Thomas F. GP, LLC
238.	Charlie Thomas Ford, Ltd.
239.	Chesrown Auto, LLC
240.	Chesrown Chevrolet, LLC
241.	Chesrown Collision Center, Inc.
242.	Chesrown Ford, Inc.
243.	Chevrolet World, Inc.
244.	Chuck Clancy Ford of Marietta, LLC
245.	CJ Valencia Holding, LLC
246.	Coastal Cadillac, Inc.
247.	Consumer Car Care Corporation
248.	Contemporary Cars, Inc.
249.	Cook-Whitehead Ford, Inc.
250.	Corporate Properties Holding, Inc.

Sch. A-6

#	Name of Guarantor
251.	Corpus Christi Collision Center, Inc.
[fka Auto Company I, Inc.]
252.	Costa Mesa Cars Holding, LLC
253.	Costa Mesa Cars, Inc.
254.	Courtesy Auto Group, Inc.
255.	Courtesy Broadway, LLC
256.	Covington Pike Motors, Inc.
257.	CT Intercontinental GP, LLC
258.	CT Intercontinental, Ltd.
259.	CT Motors, Inc.
260.	D/L Motor Company
261.	Deal Dodge of Des Plaines, Inc.
262.	Dealership Properties, Inc.
263.	Dealership Realty Corporation
264.	Desert Buick-GMC Trucks, L.L.C.
265.	Desert Chrysler-Plymouth, Inc.
266.	Desert Dodge, Inc.
267.	Desert GMC, L.L.C.
268.	Dobbs Ford of Memphis, Inc.
269.	Dobbs Ford, Inc.
270.	Dobbs Mobile Bay, Inc.
271.	Dobbs Motors of Arizona, Inc.
272.	Don Mealey Chevrolet, Inc.
273.	Don Mealey Imports, Inc.
274.	Don-A-Vee Jeep-Eagle, Inc.
275.	Driver’s Mart Worldwide, Inc.
276.	Eastgate Ford, Inc.
277.	Ed Mullinax Ford, LLC
278.	Edgren Motor Company, Inc.
279.	Edgren Motor Holding, LLC
280.	El Monte Imports Holding, LLC
281.	El Monte Imports, Inc.
282.	El Monte Motors Holding, LLC
283.	El Monte Motors, Inc.
284.	Emich Subaru West, LLC
285.	Empire Services Agency, Inc.
286.	Financial Services GP, LLC
287.	Financial Services, Ltd.
288.	First Team Automotive Corp.
289.	First Team Ford of Manatee, Ltd.
290.	First Team Ford, Ltd.
291.	First Team Jeep Eagle, Chrysler-Plymouth, Ltd.
292.	First Team Management, Inc.
293.	Fit Kit Holding, LLC
294.	Fit Kit, Inc.

Sch. A-7

#	Name of Guarantor
295.	Florida Auto Corp.
296.	Ford of Kirkland, Inc.
297.	Fox Chevrolet, LLC
298.	Fox Imports, LLC
299.	Fox Motors, LLC
300.	Fred Oakley Motors, Inc.
301.	Fremont Luxury Imports Holding, LLC
302.	Ft. Lauderdale Nissan, Inc.
303.	G.B. Import Sales & Service Holding, LLC
304.	G.B. Import Sales & Service, LLC
305.	Gene Evans Ford, LLC
306.	George Sutherlin Nissan, LLC
307.	Government Boulevard Motors, Inc.
308.	Gulf Management, Inc.
309.	Hayward Dodge, Inc.
310.	Hillard Auto Group, Inc.
311.	Hollywood Imports Limited, Inc.
312.	Hollywood Kia, Inc.
313.	Horizon Chevrolet, Inc.
314.	House of Imports Holding, LLC
315.	House of Imports, Inc.
316.	Houston Auto M. Imports Greenway, Ltd.
317.	Houston Auto M. Imports North, Ltd.
318.	Houston Imports Greenway GP, LLC
319.	Houston Imports North GP, LLC
320.	Irvine Imports Holding, LLC
321.	Irvine Imports, Inc.
322.	Irvine Toyota/Nissan/Volvo Limited Partnership
323.	Jemautco, Inc.
324.	Jerry Gleason Chevrolet, Inc.
325.	Jerry Gleason Dodge, Inc.
326.	Jim Quinlan Chevrolet Co.
327.	Joe MacPherson Ford
328.	Joe MacPherson Imports No. I
329.	Joe MacPherson Infiniti
330.	Joe MacPherson Infiniti Holding, LLC
331.	Joe MacPherson Oldsmobile
332.	John M. Lance Ford, LLC
333.	J-R Advertising Company
334.	J-R Motors Company North
335.	J-R Motors Company South
336.	JRJ Investments, Inc.
337.	Kenyon Dodge, Inc.
338.	King’s Crown Ford, Inc.

Sch. A-8

#	Name of Guarantor
339.	Kirkland Motors, Inc.
[fka Auto Company V, Inc.]
340.	L.P. Evans Motors WPB, Inc.
341.	L.P. Evans Motors, Inc.
342.	Lance Children, Inc.
343.	Leesburg Imports, LLC
344.	Leesburg Motors, LLC
345.	Les Marks Chevrolet, Inc.
346.	Lew Webb’s Ford, Inc.
347.	Lew Webb’s Irvine Nissan Holding, LLC
348.	Lew Webb’s Irvine Nissan, Inc.
349.	Lewisville Imports GP, LLC
350.	Lewisville Imports, Ltd.
351.	Lot 4 Real Estate Holdings, LLC
352.	Luxury Orlando Imports, Inc.
[fka Auto Company III, Inc.]
353.	MacHoward Leasing
354.	MacHoward Leasing Holding, LLC
355.	MacPherson Enterprises, Inc.
356.	Magic Acquisition Corp.
357.	Magic Acquisition Holding, LLC
358.	Maitland Luxury Imports, Inc.
[fka AN Imports of Boulder, Inc.]
[fka Auto Company XV, Inc.]
359.	Marks Family Dealerships, Inc.
360.	Marks Transport, Inc.
361.	AN Motors of Ft. Lauderdale, Inc.[fka Maroone Chevrolet Ft. Lauderdale, Inc.]
362.	AN Motors of Pembroke, LLC [fka Maroone Chevrolet, LLC]
363.	Maroone Dodge, LLC
364.	AN Motors on Federal Highway, LLC [fka Maroone Ford, LLC]
365.	Maroone Management Services, Inc.
366.	MC/RII, LLC
367.	Mealey Holdings, Inc.
368.	Metro Chrysler Jeep, Inc.
369.	Midway Chevrolet, Inc.
370.	Mike Hall Chevrolet, Inc.
371.	Mike Shad Chrysler Plymouth Jeep Eagle, Inc.
372.	Mike Shad Ford, Inc.
373.	Miller-Sutherlin Automotive, LLC
374.	Mission Blvd. Motors, Inc.
375.	Mr. Wheels Holding, LLC
376.	Mr. Wheels, Inc.
377.	Mullinax East, LLC
378.	Mullinax Ford North Canton, Inc.
379.	Mullinax Ford South, Inc.

Sch. A-9

#	Name of Guarantor
380.	Mullinax Lincoln-Mercury, Inc.
381.	Mullinax Used Cars, Inc.
382.	Naperville Imports, Inc.
383.	Newport Beach Cars Holding, LLC
384.	Newport Beach Cars, LLC
385.	Nichols Ford, Ltd.
386.	Nichols GP, LLC
387.	Nissan of Brandon, Inc.
388.	Northpoint Chevrolet, LLC
389.	Northwest Financial Group, Inc.
390.	Ontario Dodge, Inc.
391.	Oxnard Venture Holdings, Inc.
392.	Payton-Wright Ford Sales, Inc.
393.	Pembroke Motors, Inc.
[fka AutoNation Dodge of Pembroke Pines, Inc.]
394.	Peyton Cramer Automotive
395.	Peyton Cramer Automotive Holding, LLC
396.	Peyton Cramer F. Holding, LLC
397.	Peyton Cramer Ford
398.	Peyton Cramer Infiniti
399.	Peyton Cramer Infiniti Holding, LLC
400.	Peyton Cramer Jaguar
401.	Peyton Cramer Lincoln-Mercury
402.	Peyton Cramer LM Holding, LLC
403.	Pierce Automotive Corporation
404.	Pierce, LLC
405.	Pitre Chrysler-Plymouth-Jeep of Scottsdale, Inc.
406.	Plains Chevrolet GP, LLC
407.	Plains Chevrolet, Ltd.
408.	PMWQ, Inc.
409.	PMWQ, Ltd.
410.	Port City Imports, Inc.
411.	Prime Auto Resources, Inc.
412.	Quality Nissan GP, LLC
413.	Quality Nissan, Ltd.
414.	Quinlan Motors, Inc.
415.	R. Coop Limited
416.	R.L. Buscher II, Inc.
417.	R.L. Buscher III, Inc.
418.	Real Estate Holdings, Inc.
419.	Republic DM Property Acquisition Corp.
420.	Republic Resources Company
421.	Republic Risk Management Services, Inc.
422.	Resources Aviation, Inc.
423.	RI Merger Corp.

Sch. A-10

#	Name of Guarantor
424.	RI/BB Acquisition Corp.
425.	RI/BBNM Acquisition Corp.
426.	RI/BRC Real Estate Corp.
427.	RI/DM Acquisition Corp.
428.	RI/Hollywood Nissan Acquisition Corp.
429.	RI/LLC Acquisition Corp.
430.	RI/RMC Acquisition GP, LLC
431.	RI/RMC Acquisition, Ltd.
432.	RI/RMP Acquisition Corp.
433.	RI/RMT Acquisition GP, LLC
434.	RI/RMT Acquisition, Ltd.
435.	RI/WFI Acquisition Corporation
436.	RKR Motors, Inc.
437.	Roseville Motor Corporation
438.	Roseville Motor Holding, LLC
439.	Sahara Imports, Inc.
440.	Sahara Nissan, Inc.
441.	Saul Chevrolet Holding, LLC
442.	SCM Realty, Inc.
443.	Shamrock F. Holding, LLC
444.	Shamrock Ford, Inc.
445.	Six Jays LLC
446.	SMI Motors Holding, LLC
447.	SMI Motors, Inc.
448.	South Broadway Motors, LLC
[ fka Emich Chrysler Plymouth, LLC]
449.	Southwest Motors of Denver, LLC
[fka Southwest Dodge, LLC]
450.	Spitfire Properties, Inc.
451.	Star Motors, LLC
452.	Steakley Chevrolet GP, LLC
453.	Steakley Chevrolet, Ltd.
454.	Steeplechase Motor Company
455.	Steve Moore Chevrolet Delray, LLC
456.	Steve Moore Chevrolet, LLC
457.	Steve Moore’s Buy-Right Auto Center, Inc.
458.	Stevens Creek Holding, LLC
459.	Stevens Creek Luxury Imports Holding, LLC
[fka Auto Dealership II, LLC]
460.	Stevens Creek Luxury Imports, Inc.
[fka Auto Company IV, Inc.]
461.	Stevens Creek Motors, Inc.
462.	Sunrise Nissan of Jacksonville, Inc.
463.	Sunrise Nissan of Orange Park, Inc.
464.	Sunset Pontiac-GMC Truck South, Inc.

Sch. A-11

#	Name of Guarantor
465.	Sunset Pontiac-GMC, Inc.
466.	Superior Nissan, Inc.
467.	Sutherlin Chrysler-Plymouth Jeep-Eagle, LLC
468.	Sutherlin H. Imports, LLC
469.	Sutherlin Imports, LLC
470.	Sutherlin Nissan, LLC
471.	Sutherlin Town Center, Inc.
472.	Tartan Advertising, Inc.
473.	Tasha Incorporated
474.	Taylor Jeep Eagle, LLC
475.	Terry York Motor Cars Holding, LLC
476.	Terry York Motor Cars, Ltd.
477.	Texan Ford Sales, Ltd.
478.	Texan Ford, Inc.
479.	Texan Sales GP, LLC
480.	Texas Management Companies LP, LLC
481.	The Consulting Source, Inc.
482.	The Pierce Corporation II, Inc.
483.	Tinley Park A. Imports, Inc.
484.	Tinley Park J. Imports, Inc.
485.	Tinley Park V. Imports, Inc.
486.	Torrance Nissan Holding, LLC
487.	Torrance Nissan, LLC
488.	Tousley Ford, Inc.
489.	Toyota Cerritos Limited Partnership
490.	Triangle Corporation
491.	T-West Sales & Service, Inc.
492.	Valencia Auto Imports Holding, LLC
[fka Auto Dealership I, LLC]
493.	Valencia B. Imports Holding, LLC
494.	Valencia B. Imports, Inc.
495.	Valencia Dodge
496.	Valencia Dodge Holding, LLC
497.	Valencia H. Imports Holding, LLC
498.	Valencia H. Imports, Inc.
499.	Valley Chevrolet, LLC
500.	Vanderbeek Motors Holding, LLC
501.	Vanderbeek Motors, Inc.
502.	Vanderbeek Olds/GMC Truck, Inc.
503.	Vanderbeek Truck Holding, LLC
504.	Village Motors, LLC
505.	Vince Wiese Chevrolet, Inc.
506.	Vince Wiese Holding, LLC
507.	W.O. Bankston Nissan, Inc.
508.	Wallace Dodge, LLC

Sch. A-12

#	Name of Guarantor
509.	Wallace Ford, LLC
510.	Wallace Lincoln-Mercury, LLC
511.	Wallace Nissan, LLC
512.	Webb Automotive Group, Inc.
513.	West Colorado Motors, LLC
[fka Emich Oldsmobile, LLC]
514.	West Colton Cars, Inc.
515.	West Side Motors, Inc.
516.	Westgate Chevrolet GP, LLC
517.	Westgate Chevrolet, Ltd.
518.	Westmont A. Imports, Inc.
519.	Westmont B. Imports, Inc.
520.	Westmont M. Imports, Inc.
521.	Woody Capital Investment Company II
522.	Woody Capital Investment Company III
523.	Working Man’s Credit Plan, Inc.

Sch. A-13

Schedule B
Manufacturer Consents

1.	Letter Agreement, dated as of January 30, 2006, between the Issuer and Ford Motor Company (“Ford”).

2.	Letter Agreement, dated as of January 30, 2006, between the Issuer and Kia Motors America (“Kia”).

3.	Letter Agreement, dated as of January 30, 2006, between the Issuer and Nissan North America, Inc. (“Nissan”).

4.	Letter Agreement, dated as of January 30, 2006, between the Issuer and Toyota Motor Sales, U.S.A., Inc. (“Toyota”).

5.
Letter Agreement, dated as of February 23, 2006, between the Issuer and BMW of North America, LLC. (“BMW,” and together with Ford, Kia, Nissan and Toyota, the “Manufacturers,” and each, a “Manufacturer”)

Sch. B-1